PURCHASE AND DEVELOPMENT AGREEMENT


                                  by and among

                             AMERICAN SKIING COMPANY
                                   ("Seller")

                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.
                                    ("Owner")

                                       And

                        MARRIOTT OWNERSHIP RESORTS, INC.
                                  ("Purchaser")

                                TABLE OF CONTENTS


ARTICLE I......................................................................2

   DEFINITIONS.................................................................2
   1.0    DEFINITIONS..........................................................2

ARTICLE II.....................................................................2

   PURCHASE AND SALE OF DEVELOPMENT RIGHTS.....................................2
   2.1    INTENT OF THE PARTIES................................................2
   2.2    PURCHASE AND SALE....................................................2
   2.3    PURCHASE PRICE.......................................................3
   2.4    CLOSING..............................................................3

ARTICLE III....................................................................3

   PURCHASE AND SALE OF REAL PROPERTY..........................................3
   3.1    PURCHASE AND SALE OF REAL PROPERTY...................................3
   3.2    PURCHASE PRICE.......................................................3
   3.3    CLOSINGS.............................................................3

ARTICLE IV.....................................................................3

   CONSIDERATION...............................................................3
   4.1    PURCHASE PRICE.......................................................3
   4.2    PAYMENT OF PURCHASE PRICE............................................3
   4.3    ROYALTY FEE..........................................................4
   4.4    COLLATERALIZING THE PURCHASE PRICE...................................6

ARTICLE V......................................................................8

   CO-DEVELOPMENT AGREEMENT....................................................8
   5.1    CO-DEVELOPMENT RELATIONSHIP GENERALLY................................8
   5.2    MARKETING AND DEVELOPMENT............................................9
   5.3    RESORT PROGRAMS.....................................................16

ARTICLE VI....................................................................17

   SURVEY.....................................................................17
   6.1    SURVEY..............................................................17

ARTICLE VII...................................................................17

   TITLE......................................................................17
   7.1    TITLE COMMITMENT....................................................17
   7.2    TITLE POLICY........................................................18

ARTICLE VIII..................................................................19

   POSSESSION, PRORATIONS AND CLOSING EXPENSES................................19
   8.1    POSSESSION..........................................................19
   8.2    PRORATIONS..........................................................19
   8.3    CLOSING EXPENSES....................................................19

ARTICLE IX....................................................................20

   AFFIRMATIVE COVENANTS......................................................20
   9.1    TRANSACTIONS AND ENCUMBRANCES AFFECTING THE DEVELOPMENT RIGHTS
          OF THE REAL PROPERTY................................................20
   9.2    PURCHASER'S ACCESS..................................................20
   9.3    OTHER AGREEMENTS....................................................21
   9.4    TAXES...............................................................21

ARTICLE X.....................................................................21

   REPRESENTATIONS OF SELLER AND OWNER........................................21
   10.1   REPRESENTATIONS OF SELLER AND OWNER.................................21
   10.2   SELLER'S AND OWNER'S COVENANT.......................................24
   10.3   CONDITIONS PRECEDENT TO SELLER/OWNER OBLIGATIONS TO CLOSE...........24

ARTICLE XI....................................................................25

   ENVIRONMENTAL MATTERS......................................................25
   11.1   ENVIRONMENTAL REPRESENTATIONS.......................................25
   11.2   ENVIRONMENTAL INDEMNITY.............................................26
   11.3   NO NOTICES..........................................................26
   11.4   ENVIRONMENTAL ASSESSMENT............................................26

ARTICLE XII...................................................................27

   REPRESENSTATIONS OF PURCHASER..............................................27
   12.1   REPRESENTATIONS OF PURCHASER........................................27

ARTICLE XIII..................................................................27

   CONDITIONS PRECEDENT, REMEDIES.............................................27
   13.1   CONDITIONS PRECEDENT TO CLOSING.....................................27
   13.2   PURCHASER'S RIGHTS AND REMEDIES IN EVENT OF NON-SATISFACTION OF
          CONDITIONS PRECEDENT................................................29
   13.3   PURCHASER'S REMEDIES................................................30
   13.4   SELLER'S AND OWNER'S SOLE AND EXCLUSIVE REMEDY......................31
   13.5   NOTICE OF DEFAULT AND OPPORTUNITY TO CURE...........................32

ARTICLE XIV...................................................................32

   CROSS DEFAULT..............................................................32
   14.1   CROSS DEFAULT.......................................................32

ARTICLE XV....................................................................33

   BROKERAGE..................................................................33
   15.1   BROKERAGE...........................................................33

ARTICLE XVI...................................................................33

   CASUALTY AND CONDEMNATION..................................................33
   16.1   CASUALTY AND CONDEMNATION...........................................33

ARTICLE XVII..................................................................34

   CLOSING....................................................................34
   17.1   CLOSING.............................................................34
   17.2   SELLER'S/OWNER'S CLOSING DOCUMENTS..................................35
   17.3   APPROVAL OF CLOSING DOCUMENTS.......................................36
   17.4   PURCHASER'S CLOSING DOCUMENTS.......................................36

ARTICLE XVIII.................................................................37

   CONTEMPLATED USE OF THE REAL PROPERTY......................................37
   18.1   CONTEMPLATED USE OF THE REAL PROPERTY...............................37

ARTICLE XIX...................................................................37

   NOTICES....................................................................37
   19.1   NOTICES.............................................................37

ARTICLE XX....................................................................38

   ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS...................................38
   20.1   ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS............................38

ARTICLE XXII..................................................................38

   NO THIRD PARTY BENEFITS AND ASSIGNMENT.....................................38
   21.1   NO THIRD PARTY BENEFITS.............................................38
   21.2   ASSIGNMENT..........................................................38

ARTICLE XXII..................................................................39

   INCOME TAXES...............................................................39
   22.1   FEDERAL WITHHOLDING.................................................39
   22.2   DISCLOSURE TO TAXING AUTHORITIES....................................39

ARTICLE XXIII.................................................................39

   EVENTS OF DEFAULT..........................................................39
   23.1   EVENTS OF DEFAULT...................................................39

ARTICLE XXIV..................................................................40

   MISCELLANEOUS..............................................................40
   24.1   FURTHER ASSURANCES..................................................40
   24.2   SURVIVAL AND BENEFIT................................................40
   24.3   INTERPRETATION......................................................40
   24.4   DISCREPANCY IN DESCRIPTIONS.........................................41
   24.5   PUBLICITY...........................................................41

ARTICLE XXV...................................................................42

   OFFER AND ACCEPTANCE.......................................................42
   25.1   OFFER AND ACCEPTANCE................................................42

ARTICLE XXVI..................................................................42

   MEMORANDUM OF CONTRACT.....................................................42
   26.1   RECORDATION OF MEMORANDUM OF CONTRACT...............................42

ARTICLE XXVII.................................................................42

   RESTRICTIONS ON COMPETITION................................................42
   27.1   RESTRICTIONS........................................................42

ARTICLE XXVIII................................................................44

   FUTURE AMENDMENTS..........................................................44
   28.1   FUTURE AMENDMENTS...................................................44

                       PURCHASE AND DEVELOPMENT AGREEMENT

         This Purchase and Development Agreement ("Contract") is entered into as of the 22nd day of July, 1998 by and among AMERICAN SKIING COMPANY, a Maine corporation having an office at Sunday River Road, Bethel, Maine 04217
("Seller"), and AMERICAN SKIING COMPANY RESORT PROPERTIES, INC., a Maine corporation having an office at Sunday River Road, Bethel, Maine 04217 ("Owner") and MARRIOTT OWNERSHIP RESORTS, INC., a Delaware corporation having an office at 6649 Westwood Boulevard, Suite 500, Orlando, Florida 32821 ("Purchaser").

                                    RECITALS

         WHEREAS, Seller is the parent company of Owner and has acquired and/or developed numerous properties throughout the United States which it operates as premier resorts, known primarily, but not exclusively, as major ski areas (the "Seller Resorts");
         WHEREAS, Owner, a wholly owned subsidiary of Seller, is (or prior to any conveyance hereunder, will be) the fee title Owner of the Real Property;
         WHEREAS, Purchaser is a company primarily engaged in the development, sales and marketing and operation of resort properties in which vacation ownership or timeshare interests are sold;
         WHEREAS, Seller, Owner and Purchaser desire to enter into an arrangement whereby Seller and Owner will sell, and Purchaser will purchase, the right and opportunity to develop resorts, to be sold to third parties on a vacation ownership basis, at specified "ski on/ski off" locations at specified Seller Resorts currently owned by Seller or Owner, pursuant to the terms of this Contract. This right and opportunity to develop specified sites is defined more fully in Exhibit B, and is referred to herein as the Development Rights;
         WHEREAS, as part of the Development Rights conveyed by this agreement, Owner is granting to Purchaser the right to purchase five (5) identified "ski on/ski off" properties (described in detail under the definition of Real Property set forth in Exhibit B and generally described in Exhibit A hereto) from the Owner as vacation ownership sites to be developed by Purchaser. In addition to purchase rights pertaining to the specifically identified properties, the Development Rights also include the right to acquire and develop additional parcels on the other Seller Resorts currently owned, or to be acquired by Seller or Owner or their designee, as more particularly set forth herein;

         WHEREAS, the parties hereto desire to enter into a further arrangement whereby each party will market and promote their respective products at locations owned and operated by the other party, including but not limited to, the areas around the Real Property, to the extent owned or operated by Seller and/or Owner, subject to the terms and limited to the extent expressly set forth herein;
         WHEREAS, the parties hereto further desire to enter into a long term relationship relating to the future development of suitable properties and the sale and marketing of interests therein, both as relates to their respective products as well as the products of the other parties; and
         WHEREAS, Purchaser contemplates the development and construction on each parcel included within the Real Property of a minimum of two hundred (200) residential vacation ownership Units.

                                    AGREEMENT
         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, agreements, covenants and conditions herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Seller, Owner and Purchaser agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
1.0 Definitions. See Exhibit B attached hereto and made a part hereof.

ARTICLE II PURCHASE AND SALE OF DEVELOPMENT RIGHTS 2.1 Intent of the Parties. The transaction embodied herein contemplates a relationship among Seller, Owner and Purchaser continuing for the Term of this Agreement, including any and all extensions thereof. While that relationship shall not be interpreted or deemed to create a partnership or joint venture arrangement, there is a continuing expectation of mutual cooperation, effort, obligation, benefit and reward arising out of that relationship.
2.2 Purchase and Sale. Subject to the conditions and on the terms contained in this Contract, on the Closing Date, Seller and Owner hereby agree to sell, convey and transfer the Development Rights, as defined in Exhibit B, to Purchaser and Purchaser hereby agrees to purchase such Development Rights, from

Seller and Owner. Conveyance and transfer of the Development Rights at Closing shall be by an Assignment of Development Rights (in the form of a recorded Memorandum of this Contract, or similarly titled instrument), which shall include covenants reflecting Purchaser's interest, which Assignment of Development Rights (or other document of similar purpose and intent) shall be recorded against each of the Real Property parcels as well as each of the Seller Resorts. The form of Assignment of Development Rights (Memorandum of Contract) shall be substantially as set forth on Exhibit C attached hereto and made a part hereof.
2.3 Purchase Price. The total combined purchase price (the "Combined Purchase Price") to be paid to Seller and Owner by Purchaser for the Development Rights and the Real Property shall be as set forth in Article IV payable and to be applied as set forth in said Article.
2.4 Closing. The Closing Date for the acquisition of the Development Rights shall be as defined in Exhibit B to this Contract.

                 ARTICLE III PURCHASE AND SALE OF REAL PROPERTY


3.1 Purchase and Sale of Real Property. Subject to the conditions and on the terms contained in this Contract, Seller and Owner hereby agree to sell, convey and transfer unto the Purchaser fee title absolute to the Real Property as identified in Exhibit A and as defined in Exhibit B. Each parcel shall be conveyed by a recordable special warranty deed, subject only to (i) the Permitted Exceptions and (ii) the restrictions on development set forth in
Article XXVII of this Contract, ("Deed").
3.2 Purchase Price. The Purchase Price for the Real Property shall be the amount set forth in Article IV of this Contract.
3.3 Closings. The closings on the conveyance and transfer of title to the individual parcels of the Real Property (collectively referred to herein as the Conveyance Dates) shall be as set forth in Article 17.1 hereof.

                                   ARTICLE IV
                                  CONSIDERATION
4.1 Purchase Price. The Combined Purchase Price to be paid to Seller/Owner by Purchaser for the Development Rights and the Real Property shall be (a) Eighteen Million Dollars ($18,000,000) (the "Fixed Purchase Price"), and (b) the Royalty Fee (as defined herein), and each shall be payable and applied as set forth below.

4.2 Payment of Fixed Purchase Price. The Fixed Purchase Price for the Development Rights inclusive of the Real Property shall be paid by Purchaser to Seller as follows: At Closing, Purchaser shall (a) make a cash payment of one million six hundred thousand dollars ($1,600,000) (which may be made by check or wire transfer, at Seller's election), and (b) execute and deliver to Seller a full recourse promissory note evidencing a debt of six million four hundred thousand dollars ($6,400,000) (the "Note"). The Note will be due and payable in full on July 31, 2003 (the "Maturity Date"). Until the Maturity Date, the interest on the debt will accrue at the rate equal to the applicable U.S. government rate paid on Five (5) Year Treasury Notes on the Closing Date. Except for as otherwise provided herein, or as otherwise set forth in the Note, no payment of interest or principal shall be due on the Note prior to the Maturity Date. The Note shall be substantially as set forth on Exhibit D attached hereto and made a part hereof.
         The Development Rights include, among other rights, the right to acquire the Real Property. The Combined Purchase Price for all five (5) parcels comprising the Real Property, identified in Exhibit A and the Development Rights shall be the Fixed Purchase Price plus the Royalty Fee. Excluded from the Fixed Purchase Price is any additional amount required in connection with acquiring the development rights of the Heavenly Valley parcel, as discussed in Section
13.1.1. The amount payable at Closing, ($8,000,000) inclusive of interest on the Note whether paid or accrued, shall be credited against the total Fixed Purchase Price as follows: as title to a specific parcel of Real Property is conveyed and transferred from Owner to Purchaser, the Note shall be prepaid by Purchaser in an amount not to exceed $3,600,000 in any twelve month period from the date of the transfer of the first parcel of Real Property. Upon repayment of the Note principal in full, pursuant to the schedule set forth herein, the Purchaser shall continue to pay the Owner a maximum sum per annum not to exceed $3,600,000 until an aggregate total of $18,000,000 (exclusive of the Royalty Fee payment) has been paid for acquisition of the Development Rights and title to all five
(5) parcels comprising the Real Property. It is the intent of the parties that Purchaser shall pay an average price of $3,600,000 per parcel of Real Property and a Fixed Purchase Price of $18,000,000 for the Development Rights and all five (5) Real Property parcels combined. The cash payment made at Closing of $1,600,000 shall be credited in its entirety, against the amount due from Purchaser in connection with the acquisition of the first parcel of Real Property, thereby reducing the initial pay-down on the Note to $2,000,000.

4.3.Royalty Fee. (1) In addition to the Fixed Purchase Price as set forth in this Article, Purchaser shall pay to Seller a Royalty Fee equal to three percent (3%) of the Gross Receipts from the initial sale (excluding rescinded sales) of Purchaser Timeshare Interests in the Units sold at the Real Property, including any additional properties owned by Seller or Owner which, by future amendment, or by purchase by Purchaser pursuant to the provisions of this Contract, become added to the parcels comprising the Real Property, become subject to this Contract ("Royalty Fee"). Payment of the appropriate Royalty Fee amount shall be made on a semi-annual basis, within sixty (60) days of the conclusion of Purchaser's semi-annual accounting period at each of the parcels comprising part of the Real Property. Such payment shall be based on Gross Receipts resulting from actually concluded (closed) unrescinded, initial sales transactions. Any pending contract deposits or sales down-payments for unclosed transactions, or amounts refunded by Purchaser to the buyer of a Timeshare Interest, for any reason, in the usual and ordinary course of Purchaser's business, shall be excluded from the gross, post-closing receipts realized by Purchaser from closed sales of Purchaser Timeshare Interests at the Real Property, and shall therefore not constitute amounts to which Seller or Owner shall be entitled in whole or in any part. Purchaser shall be entitled to redact from such records the names and addresses (and any other information identifying the Timeshare Interest purchaser) which may appear on such records regarding closed sales.

(2) The term "Gross Receipts" as used herein is hereby defined to mean gross receipts from gross sales of Purchaser Timeshare Interests located at the Real Property by Purchaser or its assignees or successors in interest, or by a third party on Purchaser's behalf, and whether such sales be evidenced by cash, check, credit, charge account, exchange or otherwise. If any sales and marketing of Timeshare Interests shall be conducted by any person, firm or corporation other than Purchaser with respect to the Real Property, then there shall be included in the Gross Receipts all of the gross sales of such persons in the same manner and with the same effect as if the business or sales of such departments or divisions had been conducted by Purchaser itself. No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from Gross Receipts in any event whatsoever, nor shall any such tax, or any other tax of any nature, including but not limited to sales tax, be construed or considered as part of the Gross Receipts upon which the Royalty Fee shall be calculated. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made irrespective of the time when Purchaser (or its Affiliates, assignees or successors in interest) shall receive payment (whether full or partial) therefore. Gross Receipts shall include amounts received from the sale of Purchaser Timeshare Interests through any point based sales program implemented by Purchaser.

(3) Within forty-five (45) days after the end of each quarter during the term of this Contract, Purchaser shall furnish to Owner a written statement setting forth the amount of Gross Receipts for such quarter. Purchaser also agrees that it will furnish to Owner on or before May 31 of each year an annual statement showing in all reasonable detail the amount of Gross Receipts relating to the period ending with Purchaser's most recently completed quarter. Each quarterly and annual statement required by this Section shall be verified by the project comptroller of the respective project. If Purchaser is materially delinquent in furnishing Owner with quarterly statements of Gross Receipts for two (2) consecutive periods or is delinquent in furnishing Owner the annual statement of Gross Receipts, any subsequent audit that Owner conducts shall be at Purchaser's expense.

(4) At its option, Owner may conduct, at any reasonable time upon twenty (20) days prior written notice to Purchaser, a complete audit of the books and records of Purchaser and its assignees or successors relating to such Gross Receipts. Purchaser shall cause such records to be preserved for a period of not less than three (3) years. In the event that such examination or audit discloses that Purchaser has understated Gross Receipts by ten percent (10%) or more, Purchaser agrees to pay to Owner the reasonable cost of such examination or audit plus any additional Marketing Fee, and all future annual statements of Gross Receipts for the following two (2) years shall be certified by an independent certified public accountant. If, on the other hand, the Owner's audit discloses that the Purchaser's Gross Receipts report was within ten percent (10%) of the Gross Receipts amount revealed by said audit, then Owner shall reimburse Purchaser for its costs of the audit or examination.

4.4  Collateralizing  the  Purchase  Price.

     A. In order to secure Seller's and Owner's obligations hereunder and in consideration of the cash payment to be made by Purchaser at the Closing, Seller and Owner will deliver to Purchaser, at the Closing, the following documents, in conjunction with an assignment of the stock of Blunder Bay Development, Inc. (the "Company"), consisting of one thousand (1000) shares of common stock, as more particularly set forth below:

               (a) share certificates reflecting 1000 shares of stock in the Company (the "Shares");

               (b)  an  executed  stock  power  in  Purchaser's  favor;

               (c) an assignment of the Seller's or Owner's interest in the Company, specifically including the right to receive any and all revenue derived from said interest (which right will not be exercised until the transfer of the Collateral pursuant to paragraph B of this Section);

               (d) a title report pertaining to the real property owned by the Company, including a lien search pertaining to the subject stock;

               (e) any additional document required herein in relating to this assignment of stock and;

               (f) a Power of Attorney enabling Purchaser to act as Seller's or Owner's Attorney-In-Fact with respect to any and all additional actions which may be required to convey the subject stock to the Purchaser. The foregoing documents are hereinafter collectively referred to as the "Collateral".

     A. Purchaser agrees to hold the Collateral until such time as Purchaser acquires fee simple title to the first parcel of Real Property; at which time the Collateral shall be returned to Seller or Owner, together with any releases necessary to effect the release of Purchaser's interest in the Collateral. If Purchaser believes, in good faith, that Seller or Owner has failed to satisfy its obligations under this Contract, in a material respect, then, subject to the provisions of Section 13.5 hereof, Purchaser shall be permitted to complete the conveyance of the Collateral, to the Purchaser, whereupon such interest or the Collateral, as applicable, shall belong to Purchaser. If, however, the Seller or Owner has returned to the Purchaser, the cash payment made by Purchaser at Closing (with interest at the maximum rate permitted by applicable law), together with the Note and a general release of the Purchaser from any and all liability under the Note, then Purchaser will release and return the Collateral to the party from whom it was received.

     B. The Company is the fee title owner of a fifty percent (50%) interest in a parcel of property (more particularly described in the Lease as defined below) comprising a Seller Resort operated as a ski area, commonly known as Sunday River in Bethel, Maine. The real property underlying portions of this Seller Resort is leased by the Company, and the other tenants in common, to Sunday River Skiway Corporation ("SRSC") a Maine corporation which is a wholly owned subsidiary of the Seller, pursuant to a lease agreement dated October 15, 1980 between the predecessors in interest of the current lessor and SRSC (the "Lease"). The annual rental income payable under the Lease includes, but is not limited to "the greater of 2% of the Skiway's (SRSC) gross ski-related receipts or $6,000.00. Ski related receipts shall include gross receipts from lift tickets, restaurants, transient lodging, lounges, ski rentals, instruction, lessons, and ski equipment sales in connection with all lands owned or controlled by the Skiway and all future lands controlled by the Skiway, its subsidiaries or assigns in the Town of Newry, Maine." As a result of the Company's fifty-percent (50%) ownership interest, it is entitled to a rental equal to the greater of one percent (1%) of the amount realized from ski-related operations or $3,000. Seller hereby represents to Purchaser that the rent paid by SRSC to the lessors based on the gross receipts formula under the Lease is approximately $525,000 per annum, of which one-half or approximately $262,500 is paid to the Company as a fifty-percent (50%) owner of the leased property.

     C. Subject to the terms of this Section and provided the Collateral has not been returned to Seller, commencing on the date which is eighteen (18) months after the Effective Date, the portion of rental income required to be paid under the Lease to the Company shall be paid into an escrow account held and maintained by BankBoston, having its principal place of business at One Hundred Federal Street, Boston, Massachusetts, pursuant to the terms of a separate escrow agreement, for the purpose of further securing Seller's and Owner's obligations hereunder. In the event, however, that prior to such eighteen month date, the Purchaser has exercised its right to complete the conveyance of the Collateral to the Purchaser (under Paragraph B above) then the rental payment due to the Company shall be made to the Company, the stock of which shall, as a result of the conveyance, belong to Purchaser. Accordingly, in such case the rental payment shall thereafter be forwarded directly to the Purchaser for as long as the Lease shall remain in effect.

                                    ARTICLE V
                            CO-DEVELOPMENT AGREEMENT
5.1 Co-Development Relationship Generally. The specific provisions, terms and conditions of the parties post-Effective-Date relationship are set forth below, subject to mutually agreed to modifications, revisions and adjustments which may be mutually agreed to be necessary or desirable as the contemplated relationship evolves. The terms of this Article shall apply to Seller and Owner and their respective affiliates, subsidiaries, successors and assigns.
5.2 Marketing and Development. (1) Subject to the provisions of paragraph (10) below, Purchaser shall have the exclusive right market, promote, rent, exchange and sell Purchaser's Timeshare Interests at all Seller Resorts (including but not limited to the Real Property) for the period commencing on the Effective Date and continuing until the expiration of the Term of this Contract, as defined in Exhibit B annexed hereto and made a part hereof. This exclusive right shall, nonetheless, be subject to (a) Seller's, Owner's and their affiliates' right to market, promote and sell their own Timeshare Interests, as further described and restricted below and (b) the provisions of the fourth and fifth sentences of paragraph (3) below.
(2) A. Except as provided in the fourth and fifth sentences of paragraph (3) below, or in Article XXVII hereof, for the Term of this Contract, neither Seller nor Owner shall enter into any other marketing agreement(s) or co-development agreements with any third party (not including sales and marketing agents acting on behalf of Seller/Owner) for the development, marketing, promotion, rental, exchange or sale of Timeshare Interest or interests therein, provided, however, that the terms of this sentence shall not restrict Seller's or Owner's ability to enter into such agreements with respect to Seller Timeshare Interests, which shall be governed entirely by Section 5.2(16) hereof. Notwithstanding the foregoing, neither Seller nor Owner shall be prohibited from acquiring a property which, at the time of acquisition, includes a parcel developed for the sale of on-site Timeshare Interests at such property. If such acquisition occurs, the following conditions shall apply: (i) the on-site Timeshare Interest developer would not be entitled to any marketing rights or opportunities as contemplated by this Contract and Seller/Owner shall not enter into a systemwide or "global" agreement for marketing (similar to this Contract); (ii) any new development site at the acquired property must be offered to Purchaser, pursuant to the terms of paragraph (3) below; and (iii) Purchaser shall be entitled to market Purchaser Timeshare Interest at the acquired property, along with the developer of Timeshare Interests at said property, and the Seller/Owner, subject to any existing exclusive arrangements which exist at the time of acquisition. Seller/Owner will exercise reasonable efforts to enable Purchaser to market at the subject location (where the pre-existing exclusive arrangement applies) at the earliest possible time.
B. In the event Seller/Owner acquires a property (which would thereby automatically become a Seller Resort) which does not include, at the time of acquisition, a parcel developed for the sale of on-site Timeshare Interests, then such property shall be subject to all of the terms and provisions of this Contract. Without limiting the generality of the foregoing, any portion of such property conveyed by Seller/Owner to a third party, other than Purchaser or its Affiliates, (for hotel or other use) shall be subject to the prohibition against marketing Timeshare Interest at such conveyed property, by the purchaser thereof and any other party, except as permitted hereunder. Moreover, Seller shall use reasonable efforts to enable Purchaser to market and promote its Timeshare Interests within the improved property.
(3) A. For the period commencing with the Effective Date, and continuing until the third anniversary of the issuance to the Purchaser of the first permit authorizing the start of construction of Units at a Real Property site acquired by the Purchaser, (the "Exclusive Development Period") Purchaser shall have the exclusive right to acquire and develop sites for Purchaser Timeshare Interests at all other Seller Resorts (in addition to the Real Property). If, after the expiration of the Exclusive Development Period, Seller or Owner decides to make any Seller Resort property (or portion thereof) available to a third party other than an affiliate of Seller for development of Purchaser Timeshare Interests (outside of the Real Property, as to which the Purchaser is hereby granted the exclusive right to develop) then Purchaser shall have the further exclusive right for a period of thirty (30) days from receipt of a notice of Seller's or Owner's intent to convey any such parcel to (a) acquire that parcel made available by Seller or Owner at a purchase price equal to the lesser of (i) $18,000 per timeshare Unit plus the Royalty Fee described in Section 4.3 hereof or (ii) the purchase price and terms which Owner intends to offer such property (the "Asking Price"), or (b) decline to acquire the available parcel, whereupon Seller or Owner may sell such property within 180 days of Purchaser's response hereunder at a price equal to or greater than the Asking Price; provided however, that such transaction may not be on terms less advantageous to Seller/Owner (than those originally presented to Purchaser) unless and until such less advantageous terms are first made available to the Purchaser, pursuant to the procedures set forth herein. In the event Purchaser exercises its right to purchase a parcel (other than the Real Property parcels discussed herein) made available by Seller hereunder, pursuant to subparagraph 5.2(3)(a)(i) hereof, payment of the purchase price to Seller shall be made in five equal installments over a period of five (5) years from the date of conveyance of title. In the event of a purchase pursuant to subparagraph 5.2(3)(a)(ii), such purchase price shall be paid in accordance with the terms of the Asking Price. Owner and Seller retain the right to permit the purchaser of any parcel under this paragraph (3) to market, on a non-exclusive basis, such purchaser's timeshare product at such resort only; subject to Purchaser's right to also market its product at said resort. The provisions of this paragraph shall not apply to any property located within the Park Avenue Development District in South Lake Tahoe, Nevada and California.

B. With respect to any Seller Resort acquired (in fee title) by Seller/Owner after the Effective Date, a portion of which is made available for timeshare development, (excluding the Real Property and all Seller Resorts existing as of the Effective Date), such portion shall first be made available to Purchaser on the same terms and conditions as would apply pursuant to subparagraph A of this paragraph (3), with the following exceptions: (i) no Exclusive Development Period shall apply to any such post Effective Date acquisitions by Seller/Owner,
(ii) the Purchaser shall be given one hundred twenty (120) days (in lieu of thirty (30) days pertaining to existing Seller Resorts) to elect or decline to acquire the subject parcel from the Seller/Owner and (iii) no more than one such parcel in any twelve (12) month period shall be made available for timeshare development by Seller/Owner. All other terms and conditions pertaining to the party's respective rights and obligations as set forth in subparagraph A of this paragraph (3) shall continue to apply, with respect to any such Seller Resort acquired subsequent to the Effective Date.

(4) Purchaser shall have the right to promote, maintain and staff marketing desks at designated marketing areas at each Grand Summit Hotel owned/operated by Seller or Owner as well as at other ski area facilities at Seller (including, for example, at base lodges, summit lodges and similar locations); hereinafter the "Concierge/Marketing Areas". In Seller's hotels, these areas will be in the form of Concierge Desks, at which Purchaser shall provide concierge-type services to Seller's guests. In addition to concierge type services (which shall be the primary purpose of such desks at Seller's hotels) Purchaser may, on a secondary basis, also market and promote Purchaser Timeshare Interests and finally will endeavor, in appropriate circumstances, to also promote Seller ski-related products, including Seller Timeshare Interests. However, the marketing of Purchaser Timeshare Interests at Concierge/Marketing Areas shall consist primarily of lead generation and similar activities (as opposed to the conducting of sales presentations). The Concierge/Marketing Areas shall be at high-traffic, high profile locations within each facility, such as adjacent to the front desk, check-in area or in the main lobby area. The cost and responsibility (including the responsibility for staffing) for the maintenance of such Concierge/Marketing Areas shall be borne by the Purchaser. The design and location of all Concierge/Marketing Areas must be mutually and reasonably acceptable to Seller, Owner and Purchaser and shall be operated in a manner consistent with the remaining provisions hereof and similar desks located at premier MORI locations. The concierge desks and marketing desks shall include signage, in the form reasonably acceptable to Owner and Seller, identifying such desks as Marriott Vacation Club International concierge desks and marketing desks, as applicable, and shall be staffed by employees of Purchaser, and shall distribute materials regarding both Purchaser's and Owner's Timeshare Interests.
(5) Purchaser shall have the right to provide marketing materials pertaining to its properties and timeshare products in all guestrooms, transient occupancy facilities (including timeshare properties) and similar accommodations owned or managed by Seller or Owner or their respective subsidiaries and affiliates. The cost and content of such materials shall be the Purchaser's responsibility. The marketing materials contemplated herein shall be subject to Seller's prior approval and satisfaction by Purchaser of Seller's reasonable marketing standards, which approval shall not be unreasonably withheld or delayed.
(6) Purchaser shall have the right to directly communicate with Seller's and Owner's guests and customers, regarding Purchaser's timeshare products. Any such communication shall be subject to Seller's prior approval, based upon such factors as the form, frequency, general content and timing of such communication(s), which approval, considering the aforementioned factors, shall not be unreasonably withheld or delayed.
(7) Purchaser, Seller and Owner shall enhance their respective marketing efforts on behalf of the others by creating an internal or venture-specific "currency" for use by guests or customers while at either parties property and those of said parties affiliates. This currency shall be non-legal tender and sufficiently distinct in appearance to avoid confusion with actual U.S. (or any other sovereign's) currency. The purpose of this currency shall be to promote the products and properties of the parties hereto by facilitating the purchase process, promoting discounts to users of the currency, generating interest in such products and properties and generally disseminating information regarding the parties hereto. With respect to this currency program the parties shall do whatever is necessary to assure compliance with any and all applicable federal, state and local statutes, ordinances or regulations. Moreover, and in furtherance thereof, the parties will prepare and compile mutually acceptable "program rules" in order to set forth the details and specific terms and provision of this currency program, including without limitation, the value, volume allowed, permitted use and circumstances under which the currency may be disseminated.
(8) Seller and Owner will (in addition to the Concierge/Marketing Areas referred to above) provide space for the Purchaser to construct or supply one hospitality structure per Seller Resort for use by Purchaser in connection with the marketing, promotion, sale and development of Purchaser's properties and Timesharing Interests. The specific location of such hospitality structures will be subject to the reasonable approval of all of the parties hereto; with the general understanding that they will be in high-traffic, high profile areas at each Seller Resort. Additional hospitality structures may be permitted at Seller Resorts, on a case by case basis, and Seller and Owner agree to be reasonable with respect to the granting of their approval of said additional hospitality structures.
(9) Subject to the limitations set forth herein, including specifically Purchaser's and it's Affiliate's right to market and promote their own Timeshare Interests, Seller shall be entitled to market and promote its ski- and golf-related products, which may include Seller's thirteen (13) week or greater Timeshare Interest on an exclusive basis, at resorts owned and controlled by Purchaser. This shall not include, however, any resort where the Purchaser does not enjoy a controlling number of Association Directorship votes or a controlling percentage of common elements, even in the event that Purchaser or an affiliate of Purchaser is the managing agent of said resort property. At such properties, Purchaser will make a reasonable effort to secure the Association's consent to such marketing activities by the Seller. In addition, Seller shall be entitled to market and promote its ski-related products, which may include

Seller Timeshare Interests, at other locations, such as retail outlets, where Purchaser controls such locations and where such activities by Seller or a third party is permitted, subject to the right of Purchaser and its Affiliates to also market at such locations. Seller's/Owner's right to market and promote shall include, without limiting the generality of that right, (i) the right to provide marketing materials pertaining to Seller's/Owner's resorts and products in guestrooms at such resorts, (ii) the right to display and provide for distribution from Purchaser's controlled concierge facilities marketing and promotional materials regarding Seller's/Owner's resorts and products, and (iii) the right to directly communicate with Purchaser's guests and customers regarding Seller's ski- and golf-related products (but not, in any circumstances, regarding Timeshare Interests), provided that Seller's rights under this clause (iii) shall be subject to Purchaser's prior approval, based upon such factors as the form, frequency, general content and timing of such communication. Seller shall retain responsibility for the cost, content, supply and display of any such material which it desires to exhibit at a qualifying MORI property. Seller's rights hereunder shall be subject to its satisfaction of reasonable marketing and other standards required by Purchaser. Purchaser shall be reasonable and prompt with respect to its determination concerning Seller's satisfaction of such standards.
(10) Notwithstanding anything to the contrary set forth in this Contract, Purchaser shall have the right to market any of its products, including but not limited to its Timeshare Interests, pursuant to a co-development agreement or joint marketing agreement on a "global", system-wide or networking basis (similar hereto) in the following instances: (i) at any resort or property outside of the continental United States; (ii) at any resort or property acquired by virtue of the acquisition (through merger or otherwise) of a controlling interest in the owner of said property; (iii) at any resort or property owned or operated by an affiliate or subsidiary of Purchaser, unless Purchaser has a controlling interest therein. [An example of the last restriction includes all of Purchaser's lodging affiliates, such as The Ritz Carlton Company.], and (iv) at a resort or property acquired by Purchaser in a single, individual transaction, which does not create, or constitute part of a system or network of properties. Any such agreement as provided for hereunder shall not limit, curtail or compromise Purchaser's right of exclusivity as set forth herein. In the event Purchaser enters into any "global", system-wide or networking co-development agreement or joint marketing agreement with a third party which is not expressly permitted under clauses (i) through (iv) above, then the rights of the Purchaser set forth in Sections 5.2(1) and (2) and any exclusive rights of the Seller shall be discontinued and the remaining terms and provisions set forth herein, regarding marketing, shall continue on a non-exclusive basis, and the Exclusive Development Period set forth in Section 5.2(3) shall have been deemed to have expired.
(11) Seller and Purchaser will endeavor, in good faith, to cooperatively create a mutually beneficial program whereby the sales and marketing personnel of each party hereto will be trained, encouraged and incentivized to refer prospects who are either not qualified or not interested in such party's Timeshare Interests to the other party's sales personnel. Even where affirmative referrals are not appropriate, "negative marketing" or "marketing-off" of the other party's product will be avoided, and a sales and marketing training program jointly developed by Seller and Purchaser will be employed to achieve this goal. Another key component of this effort shall be the creation of a jointly designed and mutually acceptable commission or other payment structure which is conducive (from a sales standpoint) to the cross-referral of appropriate prospects. This program will include appropriate monitoring devices and opportunities to further the goals of Seller and Purchaser to create mutually beneficial referral practices pertaining to each party's respective product by the other party's sales and marketing personnel.

(12) Seller and Purchaser will endeavor, in good faith, to cooperatively develop and implement, as soon as reasonably practicable, a joint "vacation store" program to the benefit of both parties. The vacation store program will involve the joint operation by the parties of a retail location in high traffic, urban and suburban areas such as malls. The parties will jointly promote their respective Timeshare Interests from such locations, as well as each other's Timeshare Interests, and will share equally in all expenses associated with such locations. The parties will test the vacation store program in one or more mutually agreed upon venues and, if successful, will develop and implement the program as agreed on a multi-site basis. The only obligation of the parties created under this Contract with respect to the vacation store program shall be a good faith obligation to develop and implement a definitive agreement for such program, the terms of which are acceptable to both Seller and Purchaser.

(13) (1) For the Term of this Contract, Owner shall be entitled to include marketing materials for Owner's or Sellers ski-related products, which may include Seller's thirteen (13) week or greater Timeshare Interest, but shall not pertain exclusively or primarily to any Timeshare Interest within certain distributions by Purchaser of written marketing materials to Purchaser's clients or prospective clients. Owner's rights hereunder shall be subject to its satisfaction of marketing and other reasonable standards required by Purchaser.
(2) For the Term of this Contract, Purchaser shall be entitled to include marketing materials for Purchaser's Timeshare Interests within certain distributions by Owner of written marketing materials to Owner's clients or prospective clients. Purchaser's rights hereunder shall be subject to its satisfaction of marketing and other reasonable standards required by Owner. (3) The specific distributions of either party, with which the other party's marketing collateral may be included, shall be determined on the basis of appropriateness of the other party's materials (in the context of the subject distribution), the timing of the distribution, avoidance of an unreasonable burden to the "distributing party," expectation of return (profitability), and other similar factors mutually agreeable to the parties. Both parties shall cooperate fully with one another to provide effective analysis of, and use of, their respective databases, including without limitation, demographic or geographic selection of distributions. Each party hereunder will be responsible for the costs of their respective marketing collateral. The distribution costs (for those cases where both parties marketing collateral is included in the same distribution) shall be borne proportionally between Owner and Purchaser.
(14) In the event Seller or Owner shall seek to offer or market a site or parcel in connection with the development, construction, conversion or operation of a currently owned property (or one in which Seller or Owner acquire an interest in the future) for traditional hotel use (excluding Timeshare Interests as otherwise covered herein), Seller or Owner shall first offer the opportunity to conclude such a transaction to the Purchaser and its Affiliates. The Purchaser shall have a reasonable period of time within which to review the opportunity. Should Purchaser initially decline to develop the site or parcel, Purchaser shall have a continuing right to be kept apprised with respect to a proposed development under this paragraph, and Seller and Purchaser shall continue to negotiate in good faith in order to attempt to conclude the subject transaction. Any such development with a third party shall be subject to the marketing and other restrictions set forth in this Contract.
(15) Purchaser's marketing rights hereunder shall be primarily directed to the promotion of Purchaser's relationship with Seller/Owner and the sale of Purchaser Timeshare Interests located at the Seller Resorts, secondarily to market and sell MORI products located elsewhere; provided, however, that

Purchaser's rights hereunder shall not include the right to market, promote or sell any Timeshare Interest associated with, or located at, a ski resort not owned by Seller/Owner, except to the extent included in Purchaser's general marketing materials.

(16) In the event Seller or Owner shall seek to enter into any marketing or codevelopment agreement with respect to Seller Timeshare Interests, Seller or Owner shall first offer the opportunity to enter into such an agreement to the Purchaser. The Purchaser shall have a reasonable period of time within which to review the opportunity. Should Purchaser initially decline to enter into such an agreement, Purchaser shall have a continuing right to be kept apprised with respect to a proposed agreement under this paragraph, and Seller and Purchaser shall continue to negotiate in good faith in order to attempt to conclude the subject transaction. The parties acknowledge, however, that Seller or Owner may, in the exercise of their reasonable business judgment, need to terminate such negotiations in order to enter into more extensive negotiations with other potential parties, and the terms of this paragraph (subject to Purchaser's right to receive notification and a proposal overview) shall not restrict such ability. Any such agreement with a third party shall be subject to the marketing and other restrictions set forth in this Contract.

5.3 Resort Programs (1) Ski Lift Tickets. Purchaser agrees to purchase not less than 14,000 full day transferable ski lift tickets per six (6) month ski season during the period in which Timeshare Interests are being actively marketed and sold (i.e. during which Royalty Fees are being generated under Section 4.3 of this Contract) by Purchaser at any of the five (5) parcels comprising the Real Property ("Sales Period"), pursuant to the terms of the Ski and Golf Package Agreement entered into contemporaneously herewith. For example, if Royalty Fees are being generated at two (2) Seller Resorts, Purchaser shall only be obligated to purchase 28,000 ski-lift tickets during such period. (2) Golf Rounds. Purchaser shall purchase from Seller and Seller shall sell to Purchaser Golf Rounds, as defined in, and on the terms and conditions set forth in the Ski and Golf Package Agreement. (3) Owners of Purchaser Timeshare Interests shall, through their respective owners associations, be entitled to purchase ski lift ticket packages and golf rounds packages either directly from Seller/Owner or through either of them, based on mutually agreeable terms to be determined.

                               ARTICLE VI SURVEY

6.1 Survey. Owner shall, at its sole cost and expense, engage a surveyor or engineer licensed in each state in which a parcel of the Real Property is located to prepare a parcel map, subdivision plat or other appropriate map ("Maps"), fully describing each parcel of the Real Property and suitable for recording in the Land Records office for each county in which a parcel of the Real Property is situated. Such Maps or descriptions shall conform to the requirements for an ALTA Form B Owners Policy. Any revisions to such Maps or descriptions (other than corrections of same) shall be at Purchaser's expense. Owner shall further obtain, prior to the Conveyance Date of each parcel of Real Property, final permission from the appropriate government agency(ies) of the recordation of the Map or description for each such parcel, all upon conditions satisfactory to both Purchaser and Owner.

The parties hereto acknowledge that the depictions of the Real Property in Exhibit A hereto are not intended to reflect exact boundary lines or distances but rather to provide a general identification of the subject parcels. Accordingly, all parties agree to endeavor to make such adjustments as may be necessary to more fully define the metes and bounds of each parcel comprising part of the Real Property, in keeping with the Contemplated Use of the property, as discussed in Article XVIII of this Contract.

                               ARTICLE VII TITLE

7.1 Title Commitment. Not later than sixty (60) days after the Purchaser's request with respect to each Real Property parcel, and provided that the legal description of the parcel has been adequately identified, Owner shall furnish Purchaser the commitment of the Title Insurer to issue an ALTA Form B Owner's Policy of title insurance covering each parcel of the Real Property (individually "Title Commitment"), together with legible copies of all documents appearing as exceptions to title insurance coverage in the case of each parcel of Real Property. Not later than ninety (90) days after receipt of each Title Commitment, Purchaser shall notify Owner in writing of those exceptions set forth on Schedule B to each Title Commitment which Purchaser will not accept as permitted exceptions to title. Any item on Schedule B to each Title Commitment or any state of facts shown on any survey to which Purchaser does not object within such ninety (90) days shall become permitted exceptions to title (the "Permitted Exceptions"). Mortgages, deeds of trust, mechanics' liens, tax liens, and judgment liens affecting any parcel comprising part of the Real Property are not Permitted Exceptions (regardless of whether specifically objected to by Purchaser or not) and must therefore be cleared by Owner at or prior to each parcel's respective Conveyance Date. If Purchaser timely disapproves of certain other exception(s), Owner shall have the right to cure any disapproved items within thirty (30) days of Owner's receipt of Purchaser's objection. Owner shall notify Purchaser of its election in writing within five (5) days after receipt of Purchaser's notice. If Owner elects not to cure such disapproved items, or elects to cure and fails to do so, Purchaser may elect, on or before the Conveyance Date to any parcel of the Real Property which is the subject of Purchaser's notice, to either (i) terminate this Contract, to the extent of that specifically affected parcel of Real Property, in which event Purchaser shall be entitled to Liquidated Damages, or (ii) accept title such as Owner is willing to convey, with the further right to deduct from the next installment of the cash portion Purchase Price the cost of removing such objections, provided such objection is of a nature where removal is possible by payment of a predetermined liquidated amount. If that is not the case, Purchaser may still accept such title as Seller can convey, but no adjustment to the Purchase Price would be granted to Purchaser; or (iii) select, in cooperation with Seller/Owner, an alternate parcel at such Seller Resort in accordance with the provisions of the definition of Real Property as well as Article XIII hereof. Any objection arising after Purchaser's notice to Seller or Owner pursuant to this Section may be referred to Owner for disposition as set forth herein, regardless of when (after Purchaser's initial notice) such objection arises, up to and at Conveyance Date for the subject parcel.

7.2 Title Policy. Upon the transfer of title to each parcel on its respective Conveyance Date, Owner shall cause the Title Insurer to issue an updated Title Commitment to insure to Purchaser's fee simple title to each parcel of the Real Property, subject only to the Permitted Exceptions and the restrictions set forth in Article XXVII hereof. On or before the Conveyance Date for each parcel of the Real Property, Owner shall satisfy all conditions stated therein to be satisfied in order for Title Insurer to issue the Title Policy. The cost of the Title Policy, and any endorsements therein, consistent with Purchaser's contemplated use of the Property, as defined herein, shall be paid by the party customarily responsible for the payment therefor at each location where the Real Property parcels are situated.

                                  ARTICLE VIII
                   POSSESSION, PRORATIONS AND CLOSING EXPENSES
8.1 Possession. Sole, exclusive, and vacant possession of each parcel of the Real Property shall be delivered to Purchaser on the date on which title to each respective parcel is conveyed to the Purchaser.

8.2 Prorations. General and special real estate and other ad valorem taxes, affecting the subject parcel of Real Property for the year of conveyance shall be prorated as of the Conveyance Date based upon the most recent ascertainable amounts of each such item. Any such taxes prorated on an estimated basis on the Conveyance Date shall be adjusted by the parties when and as the actual amount of such item becomes known. Any such adjustment shall be effected not later than fifteen (15) days following final determination of the amount of such item and demand by the party to whom credit is due. All liens or assessments, special or otherwise, imposed against the Real Property as of the Conveyance Date and not resulting from the acts or omissions of Purchaser shall be paid by Owner.

8.3 Closing Expenses. Owner shall pay and be responsible for the following costs associated with the transfer of the Development Rights and the conveyance of the Real Property, (i) the cost of preparing and recording the Deeds and any other instruments, (ii) the cost of curing title objections, and (iii) any other expenses customarily charged to Seller (Owner) in connection with similar transactions, except as otherwise provided herein. Except as otherwise specifically set forth herein, the fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, the fees and expenses of Owner's designated representatives, accountants and attorneys shall be borne by Owner, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser. The Title Policy premium and the cost of stamp taxes or other transfer taxes shall be paid by the party which customarily pays such expenses based on the practices where each Real Property parcel is situated. Both parties acknowledge that the current practice or convention is for a Seller to pay for title charges and transfer expenses relating to properties to the west of the Mississippi River, and for the Purchaser to pay such expenses relating to properties east of the Mississippi River.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS
9.1 Transactions and Encumbrances Affecting the Development Rights of the Real Property. From the date hereof to the date on which the last parcel of Real Property is conveyed to the Purchaser, none of Purchaser, Seller nor Owner shall do, suffer, permit or agree to do any of the following:

     9.1.1 Enter into any transaction affecting the Development Rights or the Real Property inconsistent with, or in violation of, this Contract or out of the ordinary course of business; or

     9.1.2 Sell, lease, encumber or grant any interest in the Development Rights or Real Property, or any part thereof, in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Contract or which will prevent Seller's and Owner's full performance of their obligations hereunder; provided that Seller or Owner may cause to be placed a mortgage lien on the Real Property parcels, so long as such lien is satisfied and removed of record prior to the parcel's Conveyance Date;

     9.1.3 Except as otherwise provided in this Contract, seek, permit, approve or consent to, with respect to the Development Rights or the Real Property
     (i) any zoning change, (ii) annexation or subdivision, (iii) erect or demolish any structures on the Real Property, or (iv) deposit on or remove from the Real Property any soil, rocks, plantings or other materials, without the other party's prior written request or consent, which consent may be granted or withheld by such other party in its sole discretion.

9.2 Purchaser's Access. From the date hereof to the date on which the last parcel of Real Property is conveyed to the Purchaser, Seller and Owner shall permit the Purchaser, and representatives, agents, employees, contractors, appraisers, architects and/or engineers designated by Purchaser access to, and entry upon, the Real Property to examine, inspect, measure and test the Real Property for the purposes set forth in Articles X, XI and XII hereof and for all other reasonable purposes. Purchaser shall indemnify and hold Seller and Owner harmless from and against any and all actions or demands arising from or related to any incident, occurrence, damage, personal injury or property damage resulting from Purchaser or Purchaser's agents, employees or contractors, or anyone on Purchaser's behalf performing the Purchaser's examinations, inspections, measurements and testing of and on the Real Property. Purchaser also agrees that upon the completion of any such examinations, inspections, measurements or tests that the Real Property will remain in or be restored to substantially the same condition as before such examinations, inspections, measurements or tests.
9.3 Other Agreements. Until the conveyance of the last parcel comprising the Real Property to the Purchaser, Seller and Owner shall comply with all agreements affecting the Real Property which survive the Closing Date and

Conveyance Dates of the transfers of title, and shall deliver to Purchaser immediately upon receipt, copies of all material notices of default under any of the foregoing served upon Seller or Owner.

9.4 Taxes. Owner shall pay when due all real estate and other ad valorem taxes assessed against the Real Property and applicable to the period prior to the conveyance of title to each respective Real Property parcel.

                                    ARTICLE X
                       REPRESENTATIONS OF SELLER AND OWNER
10.1 Representations of Seller and Owner. To induce Purchaser to execute, deliver and perform under this Contract, Seller and Owner hereby represent and warrant the following on and as of the Effective Date and on and as of the Closing Date, and on and as of the Date of Conveyance of title to the last parcel comprising the Real Property.

     10.1.1 Accuracy of Representations. All representations of Seller and Owner appearing in this and other Articles and Sections of this Contract are true and correct, to the best of Seller's and Owner's knowledge and without additional investigation in each case.

     10.1.2 Recapture Agreements. To the best of Seller's and Owner's knowledge, there are no obligations in connection with the Development Rights or the Real Property involving a refund for sewer extension, oversizing utility lines, lighting or like expense or charge for work or services done upon or relating to the Real Property (so called "recapture agreements") which will bind Purchaser or the Real Property after the Closing Date or the Date of Conveyance of title to any parcel comprising the Real Property. Moreover, the Real Property is not the Subject of, or entitled to, any real estate tax exemption or abatement or other tax holiday of any kind. 10.1.3 Roadwork and Access. There is no agreement or undertaking or bond with any governmental agency or private association respecting construction or repaving of any street or road, acceleration or deceleration lane or access or street lighting, nor is Seller or Owner aware of any facts or circumstances which would result in termination of the current access to and from any parcel comprising the Real Property.

     10.1.4 Donations. There are no donations or payments to or for housing, schools, parks, fire departments or any other public entity or facilities which are required to be made in respect to any parcel comprising the Real Property, and which will be required on or after the conveyance of title to each parcel; except to the extent that the donation or payment has been actually disclosed to Purchaser and is a usual and ordinary donation required of all participants in a master planned area.

     10.1.5 Possession and Use. Unless contradicted by any of the Permitted Exceptions, there are no persons who have possessory rights or rights of use in respect to any parcel comprising the Real Property in the future.

     10.1.6 Authorization. Seller and Owner each has full capacity, right, power and authority to execute, deliver and perform under this Contract and all documents to be executed by Seller or Owner pursuant hereto, and all required corporate action and approvals therefor have been duly and previously taken and obtained. The individuals signing this Contract and all other documents executed or to be executed pursuant hereto on behalf of Seller or Owner are and shall be duly authorized to sign the same on Seller's and Owner's behalf and to bind Seller and Owner thereto. This Contract and all documents to be executed pursuant hereto by Seller and Owner are and shall be binding upon and enforceable against Seller and Owner in accordance with their respective terms.

     10.1.7 Litigation. Neither Seller nor Owner has been served with notice of any claims, causes of action or other litigation or proceedings pending or, to the best of their knowledge, threatened in respect to the Development Rights or to the Ownership, operation or environmental condition of the Real Property or any part thereof (including disputes with governmental authorities, utility companies, Contractors, nearby or adjoining land Owners or suppliers of goods or services).

     10.1.8 Violations. There are no violations of any health, safety, pollution, environmental, zoning or other laws, ordinances, rules or regulations with respect to the Real Property which affect the use, development, sale and enjoyment of the Real Property and which have not been heretofore entirely corrected. In the event any such violations exist, Seller or Owner shall cure and remove same of record prior to the conveyance of title to each respective parcel to Purchaser.

     10.1.9 Condemnation. There is no existing, pending or threatened (i) condemnation of any part of the Real Property, (ii) widening, change of grade or limitation on use of streets, roads or highways abutting the Real Property,
(iii) special tax or assessment to be levied against the Real Property, (iv) change in the zoning classification or permitted use of the Real Property, or
(v)  change in the basis of the tax  assessment  of the Real  Property.

     10.1.10 FIRPTA Withholdings. Purchaser will have no duty to collect withholding taxes from Seller or Owner pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended ("FIRPTA").

     10.1.11 Material Facts. There are no facts or circumstances not disclosed in writing to Purchaser of which Seller or Owner has knowledge which have or would have a material adverse effect upon the Development Rights or the Real Property. Seller and Owner agree to notify Purchaser immediately in writing of such facts or circumstances if Seller or Owner becomes aware of the same.

     10.1.12 Collateral. Seller is the actual and beneficial owner of all of the Shares of stock in Blunder Bay Development, Inc. and the 1000 shares of common stock referred to in Article IV represent all of the shares of said Company. The Shares are all of the outstanding Shares of Blunder Bay Development, Inc.; there are no outstanding options, warrants, preferred shares, preference shares, bearer shares or any other securities convertible into or exchangeable for shares of Blunder Bay Development, Inc.; in addition, no rights of first offer or first refusal in the Shares have been granted. The Shares are duly authorized, validly issued, fully paid and nonassessable. As of the Closing Date, all of the Shares will be owned directly by Seller, free and clear of all liens. No new or additional shares in the Company will be issued, of any class, for as long as the Collateral is in Purchaser's possession. The Lease, as defined in said Article IV is in full force and effect without any defenses or set-offs available to the lessee. Any amendment or modification to the Lease on or after December 31, 1997 and prior to the return of the Collateral to Seller made without Purchaser's consent, which consent shall not be unreasonably withheld, shall, at Purchaser's election, constitute a breach of this Contract by Seller and Owner. The lease has not been modified in any manner except for that certain lease amendment dated December 31, 1997 (the "Lease Amendment"). The Seller and the Company each represent, warrant and covenant that they shall not (without Purchaser's consent which shall not be unreasonably withheld or delayed) exercise the option to purchase the underlying real property which is the subject of the lease for as long as the collateral is hereby pledged to, and in the possession of, the Purchaser. On or before the Closing Date, Seller shall be required to secure a fully executed estoppel certificate (as discussed in Section 17.2.8) signed by all appropriate parties including, but not limited to, the Company. Seller and Owner will, pursuant to the terms of said estoppel certificate, provide additional collateral if requested by the Purchaser, based on a good faith belief that the value of the Collateral has diminished.
Moreover, Seller and Owner agree to take any and all further actions as Purchaser reasonably requires to evidence the Collateral, perfect Purchaser's interest therein or provide substitute collateral, all pursuant to and as contemplated by this Contract.

     10.1.13 As of the Effective Date, no portion of any Seller Resort is being utilized, developed or marketed for the sale of Purchaser Timeshare Interest, nor has Seller or Owner conveyed a parcel of its Seller Resorts to a third party for the development, sales and marketing of Purchaser Timeshare Interest.

     10.2 Seller's and Owner's Covenant. Seller and Owner shall notify Purchaser promptly in writing if Seller or Owner becomes aware of any transaction or occurrence prior to the Closing Date or any Conveyance Date pertaining to a specific parcel of the Real Property which would make any of the representations of Seller or Owner contained in this Article or elsewhere in this Contract untrue in any material respect. Moreover, Seller and Owner shall not take or permit any action or inaction that would adversely affect or diminish or cause a devaluation of the Development Rights or change the physical characteristics of the Real Property or that would change or contradict or render incomplete or breach any of Seller's or Owner's representations or warranties.

     10.3 Conditions Precedent to Seller/Owner Obligation to Close. The obligations of Seller/Owner to close the transaction contemplated hereby, or any portion thereof, is, at Seller/Owner's option, further subject to all representations and warranties of Purchaser contained in this Contract being true and correct on and as of the Effective Date and the Closing Date and the Conveyance Date of each of the individual parcels comprising the Real Property and all obligations of Purchaser to have been performed on or before the Closing Date and Conveyance Dates having been timely and duly performed.

                        ARTICLE XI ENVIRONMENTAL MATTER

     11.1 Environmental Representations. Except as may be revealed by an Environmental Assessment, on and as of the Effective Date and on and as of the date title to each parcel comprising the Real Property is conveyed to Purchaser, Seller represents and warrants that with regard to each parcel of the Real
Property:

     11.1.1 No part of the Real Property is in violation of any Environmental Laws;

     11.1.2 No underground storage tanks (or piping other than water and sewer) are or have been present on the Real Property or on adjacent property within 200 yards of the Real Property;

     11.1.3 Neither the Real Property nor any part thereof, or adjacent property within 200 yards of the Real Property, have been used as a sanitary landfill, waste dump site or for the treatment, storage or disposal of Hazardous Materials;

     11.1.4 No Release of Hazardous Materials has occurred from or upon the Real Property, nor has any Release of Hazardous Materials migrated from adjacent property onto any parcel comprising part of the Real Property; and

     11.1.5 The entire Real Property is free of any Hazardous Materials that would trigger response action under any Environmental Laws or existing common law theory based on, among others, nuisance, negligence, waste, trespass or strict liability ("Common Law Theories").

     If any representation made in this Article XI is in any manner inaccurate (a "Breach"), and if such Breach gives rise to or results in liability (including, but not limited to, a response action, remedial action or removal action) under any Environmental Laws or any Common Law Theories, or causes a significant effect on public health, and if Seller or Owner shall fail to promptly take or cause to be taken any and all remedial and removal action as required by law to clean up the Real Property, mitigate exposure to liability arising therefrom, and keep the Real Property free of any lien imposed pursuant to any Environmental Laws as a result of such Breach (the "Remedial Action"), then Purchaser may elect to terminate this Contract, on a prospective basis and to the extent any further rights or obligations exist (apart from the obligations under the Note and those regarding accrued (for parcels acquired by Purchaser) but unpaid portions of the Purchase Price, as well as payment of the Royalty Fee). If any such Breach exist or if any required remedial action is not taken, such Breach or inaction shall not impact Purchaser's rights under the Contract to the extent or pertaining to any other parcel (not impacted by the Breach or failure to undertake Remedial Action) comprising the Real Property. The termination of this Contract as to a specific parcel of the Real Property shall result in Purchaser's right to Liquidated Damages.

     11.2 Environmental Indemnity. Additionally, but not in lieu of Seller's and Owner's affirmative undertakings set forth in Section 11.1, Seller and Owner agree to indemnify, defend and hold harmless Purchaser from and against any and all debts, liens, claims, causes of action, administrative orders and notices, costs (including, without limitation, response and/or remedial costs), personal injuries, losses, damages, liabilities, demands, interest, fines, penalties (to the maximum extent permitted by law) and expenses, including reasonable attorney's fees and expenses, consultants' fees and expenses, court costs and all other out-of-pocket expenses, suffered or incurred by Purchaser as a result of (i) the presence of Hazardous Materials in, on, at, about or beneath any portion of the Real Property, which are established as having been caused by Seller, Owner or their agents or others acting on their behalf, or ii) with respect to any portion of the Real Property, the violation of any Environmental Laws or existing Common Law Theories which are established as having been caused by Seller, Owner or their agents or others acting on their behalf.

     11.3 No Notices. Neither Seller nor Owner has received any notice that any part of the Real Property is located within an area that has been designated by the Federal Emergency Management Agency, the Army Corps of Engineers or any other governmental body as being subject to special hazards.

     11.4 Environmental Assessment. As soon as practicable after the Effective Date, Purchaser may select and retain an environmental consultant to perform an "Environmental Assessment" of each parcel comprising the Real Property, at Purchaser's sole cost and expense, (consisting of a phase one assessment and any further assessment or testing that may be recommended by the environmental consultant). The scope and form of the Environmental Assessments shall be determined by Purchaser in its sole discretion and may include soil and ground water analyses. Seller and Owner shall on or before the Closing Date, provide Purchaser with its most recent copies of Environmental Assessment Reports (Phase
I) for each parcel comprising the Real Property.

                                   ARTICLE XII
                          REPRESENTATIONS OF PURCHASER

     12.1 Representations of Purchaser. To induce Seller and Owner to execute, deliver and perform under this Contract, Purchaser hereby represents to Seller and Owner on and as of the Effective Date and on and as of the Closing Date, and on and as of the Date of Conveyance of title to each parcel comprising the Real Property as follows:

     12.1.1 Accuracy of Representations. All representations of Purchaser appearing in this and the other Articles and Sections of this Contract are true and correct to the best of Purchaser's knowledge and without additional investigation in each case.

     12.1.2 Authorization. Purchaser has full capacity, right, power and authority to execute, deliver and perform under this Contract, the Note, and all other documents to be executed by Purchaser pursuant thereto, and, except for obtaining the authorization of its parent corporation as described in Section
13.1 (which approval has been obtained for execution of this Contract and delivery of the Note; provided that such approval shall not limit or compromise the provisions of Section 13.1.4 concerning any or all of the Real Property parcels), all required corporate actions and approvals therefor have been duly taken and obtained. The individuals signing this Contract and all other documents executed or to be executed pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser's behalf and to bind Purchaser thereto. This Contract and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon and enforceable against Purchaser in accordance with their respective terms.

                                  ARTICLE XIII
                         CONDITIONS PRECEDENT, REMEDIES

     13.1 Conditions Precedent to Closing. The obligation of Purchaser to acquire title to each parcel of the Real Property, is subject to satisfaction of each of the following conditions precedent, the satisfaction of which shall be determined solely by Purchaser in the exercise of its reasonable judgment (unless a different standard is stated). Any of these conditions precedent may be waived in Purchaser's sole discretion.

     13.1.1 Suitability of Real Property. Purchaser shall have obtained architectural, engineering and environmental studies showing that the physical aspects and condition of each parcel of the Real Property are acceptable to Purchaser and suitable for Purchaser's contemplated use of each such parcel. Such suitability shall include use of each parcel of the Real Property for development and construction of the Units, vehicular parking, approval of ingress/egress curb cuts off public rights-of-way adjoining the Real Property, and the current availability of sufficient and necessary utilities, including water. Seller represents, and Purchaser acknowledges, that additional development rights must be secured for development of the Heavenly Valley parcel and Seller is obligated to secure such rights, as a condition precedent to closing. Purchaser agrees to pay the costs of such additional development rights (not to exceed $2,000,000) upon its acquisition of the Heavenly Valley parcel.

     13.1.2 No Other Approvals. Purchaser shall have determined that no unusual approvals or permits from either governmental agencies, including, but not limited to, zoning boards or agencies, or private parties are required for the construction and use of Purchaser's Contemplated Use of each parcel of the Real Property and that there are no donations or payments under Section 10.1.4 hereof, except for those to which Purchaser has agreed in writing.

     13.1.3 Environmental. Purchaser shall have obtained a written report containing the results of an Environmental Assessment and Purchaser shall have determined in its sole subjective judgment that the results of the Environmental Assessment are satisfactory to Purchaser and allow Purchaser's Contemplated Use of each parcel of the Real Property.

     13.1.4 Authorization from Parent Company. A. Purchaser shall have obtained by the Closing Date, the authorization of the appropriate executive committee of its parent corporation, Marriott International, Inc., to carry out the
Purchaser's  obligations  under  this  Contract  pertaining  to the  Development
Rights. In addition thereto, Purchaser's parent company must approve the acquisition of each parcel of the Real Property prior to the Conveyance Date thereof. In the event Purchaser's parent company does not approve the Purchaser's acquisition of a particular parcel of Real Property, the parties will endeavor, in good faith, to select an alternate parcel or to revise the terms of the transaction, as they relate to the disapproved site, so as to gain the approval of Marriott International, Inc. Seller and Owner acknowledge that the authorization from Purchaser's parent company may be granted or denied, subject to the remaining provisions hereof.

     B. Seller/Owner acknowledge that Purchaser's obligations under this Contract are subject to, and expressly conditioned upon, receipt of Marriott International's approval of each specific parcel of Real Property, in addition to the acquisition of Development Rights on the Closing Date. If no parcel of Real Property is approved by Marriott International, due to Marriott International's good faith determination that the projects fail to satisfy Purchaser's generally applicable economic performance requirements for similarly situated projects, then Purchaser and Seller/Owner shall have no liability hereunder, whereupon the cash portion of the Fixed Purchase Price, and the Note given in connection therewith, will be promptly returned to Purchaser by Seller/Owner, and the Collateral will be returned to Seller/Owner, together with a release of the Memoranda of Contract as defined in Articles II and XXVI, whereupon neither party will have any further right or liability hereunder. If Purchaser fails to secure Marriott International's approval for the acquisition of any single parcel of the Real Property, after attempting to do so in accordance with the previous paragraph, then Purchaser shall have the option, in its sole and exclusive discretion, to reduce the Fixed Purchase Price by an amount equal to $3,600,000 for each Real Property parcel for which Marriott International approval is sought and not received, provided that Purchaser shall have such option only in the event that the failure to gain such approval was due to Marriott International's good faith determination that the project fails to satisfy Purchaser's generally applicable economic performance requirements for similarly situated projects. If Purchaser exercises its right to reduce the Fixed Purchase Price by an amount equal to $7,200,000 (based on two parcels of Real Property having been disapproved by Marriott International), then, in that event only, Seller shall have the option of either continuing with this Contract, subject to a reduction in the Fixed Purchase Price, as recited herein, or prospectively terminating this Contract, whereupon neither Seller nor Purchaser shall have any further right or liability hereunder except that (i) Purchaser must pay to the Seller any accrued Purchase Price for a previously acquired parcel of Real Property; and (ii) Purchaser shall be entitled to continue to market and develop its Timeshare Interests at Seller Resorts for which Royalty Fees will be paid or are continuing to be paid. Seller shall in no event have a right to terminate this Contract if (a) Purchaser has not reduced the Fixed Purchase Price by $7,200,000 or more due to the inability to secure Marriott International's approval, or (b) Purchaser has secured Marriott International approval for the acquisition of title to at least four (4) parcels at Seller Resorts, provided Purchaser has in fact acquired such parcels, or (c) Seller has failed to satisfy any of its closing obligations, accruing to date, including but not limited to the obligation to secure Entitlements for any given parcel of Real Property.

     C. The parties hereto recognize that Purchaser's performance requirements and all economic information pertaining thereto is proprietary in nature, and will be held in strict confidence by the parties hereto.

     13.2 Purchaser's Rights and Remedies in Event of Non-Satisfaction of Conditions Precedent. If Purchaser, in its discretion, subject to the exercise of its reasonable judgment, determines that any of the conditions precedent set forth in Sections 13.1, 13.2 or 13.3 of this Article XIII shall be unsatisfied by either the Closing Date and/or the date scheduled as the Conveyance Date of title to any parcel comprising the Real Property, as applicable, Purchaser may, at its option, elect i) following a good faith, unsuccessful attempt to select another parcel in accordance with clause (iv) hereof, to terminate this Contract in its entirety, but only on a prospective basis (i.e. with respect to obligations and rights which are yet to be fulfilled and satisfied and without affecting Purchaser's obligations regarding the Royalty Fee, the Note and any accrued (for parcels previously acquired by Purchaser) but unpaid portion of the Fixed Purchase Price) by notice to Seller and Owner in which event the Contract shall be terminated and of no further force or effect, ii) to waive satisfaction of the condition precedent, iii) to continue this Contract in full force and effect and extend the Closing Date, or the Conveyance Date, if applicable, by written notice to Seller and Owner for up to (2) consecutive thirty (30) day periods, or (iv) to select an alternate parcel at the affected Seller Resort, subject to the reasonable approval of both Seller and Owner, and in the manner specified under the definition of Real Property herein, which parcel shall then constitute part of the Real Property hereunder, or (v) in the event the parties good faith effort to select an alternate parcel at the affected Seller Resort (pursuant to clause iv) is unsuccessful, to terminate the Contract as to such Real Property and to recover Liquidated Damages, as defined in Exhibit B annexed hereto and made a part hereof, in which case the remainder of the Contract with respect to the Development Rights and all other Real Property parcels would continue.

     13.3 Purchaser's Remedies. The obligation of Purchaser to close the transaction contemplated hereby, or any portion thereof, is, at Purchaser's option, further subject to all representations of Seller and Owner contained in this Contract being true and correct on and as of the Effective Date and the Closing Date and Conveyance Date of each of the individual parcels comprising the Real Property and all obligations of Seller and Owner to have been performed on or before the Closing Date and Conveyance Dates having been timely and duly performed. Subject to the requirements set forth in Section 13.5 below, upon default by Seller or Owner or either's obligation to convey the Development Rights and the Real Property, Purchaser may, by notice to Seller and Owner, elect at any time during the term of this Contract, either to (i) terminate this Contract with respect to such parcel; or (ii) seek specific performance of Seller's and Owner's obligation to convey the Development Rights and/or title to each parcel comprising the Real Property under this Contract; or (iii) avail itself of any other remedy pursuant to applicable law or in equity.

     13.3.1 In the event that this Contract shall not be successfully consummated as a result of the Seller's or Owner's inability to deliver the Development Rights to Purchaser or to convey title to a parcel of the Real

Property to the Purchaser or the refusal of the Title Insurer to deliver to Purchaser a policy of title insurance as required herein, or for any other reason entirely beyond the control of Seller, then, subject to Purchaser's receipt of the return of all amounts paid by Purchaser to Seller or Owner as part of the Purchase Price, as well as all other sums reasonably expended by Purchaser in connection with the transaction contemplated herein, as they relate to such parcel of Real Property, as well as the Note, (if Seller is unable to convey title to three or more Real Property parcels), Seller and Owner shall have no further liability to Purchaser of any kind or nature and this Agreement shall be prospectively terminated with respect to such parcel. Purchaser shall continue to be responsible for payment of the Royalty Fee and the accrued purchase price, if any, for parcels of the Real Property previously acquired by Purchaser. Purchaser may nonetheless, at its sole option, retain title to any parcel conveyed to it by Seller whereupon the allowable portion of the Purchase Price and related expenses (for such parcel(s)) shall be retained by Seller or Owner.

     13.4 Seller's and Owner's Sole and Exclusive Remedy. Prior to entering into this Contract, Purchaser, Seller and Owner have considered the damages that would be suffered by Seller and Owner in the event of default by Purchaser of its obligation to purchase the Development Rights. Given all the factors which directly affect the value and marketability of the Development Rights, the parties realize that it would be extremely difficult and impracticable, if not impossible, to ascertain with any degree of certainty the amount of damages which would be suffered by Seller and Owner in the event of Purchaser's failure to perform its obligations under this Contract to purchase the Development Rights. The parties hereto hereby agree that the prospective termination of this Contract, represents a reasonable and adequate remedy to Seller and Owner and, in the event of Purchaser's failure to perform its obligations under this Contract to purchase the Development Rights, Seller and Owner shall, as their sole and exclusive remedy for such failure, be entitled to such termination of this Contract. The termination of this Contract in its entirety, or as to a specific Real Property parcel, shall not affect Purchaser's continuing obligation to pay Royalty Fees, or to make payments under the Note, or to pay the accrued but unpaid Purchase Price, as it pertains to a parcel of Real

Property acquired by Purchaser. If this Contract terminates due to Purchaser's breach or default, then at Seller's or Owner's request, Purchaser shall deliver to Seller or Owner, at no additional charge, all surveys, engineering studies, soil reports, maps, master plans, and other similar items prepared by or for Purchaser in connection with the Real Property, and further shall deliver to Seller or Owner any and all documents which Seller or Owner may reasonably require for the purpose of removing any cloud on title to the Real Property created by the execution of this Contract, provided Purchaser shall not be required to incur any additional expense as a result of such request (except to the extent of the cost of a release of a memorandum of this Contract, including any termination of a financing statement pursuant thereto). Subject to Section
13.5 below, and to the terms of the Note, the terms or this paragraph shall not affect Seller/Owners right to accelerate repayment (to the extent necessary for payment of accrued purchase price for a parcel of Real Property previously acquired by Purchaser) of the Note upon a breach of the provisions thereof.

     13.4.1 Remedies for Other Defaults: In the event that Purchaser shall default in its obligations hereunder in a material respect, other than as set forth in Section 13.4, subject to the provisions of Section 13.5, Seller/Owner may either: (i) terminate this Contract with respect to the affected Seller Resort, or (ii) avail itself of any other remedy pursuant to applicable law or in equity subject, in the case, of both clause (i) and (ii) to Seller's and Purchaser's respective rights and obligations at all other Seller Resorts.

     13.5 Notice of Default and Opportunity to Cure. Prior to any party hereto being held in default, said party shall be entitled to written notice from the party alleging the default or breach and shall be afforded an opportunity to cure the claimed default or breach, which opportunity shall extend for a period of thirty (30) days from receipt of the notice, unless the nature of the alleged breach or default is such that it cannot be cured within such period, in which case the period within which to cure shall be extended as necessary to effectuate the curing of the breach or default, provided that the party alleged to have defaulted or breached commences to cure same within said thirty (30) day period and continues to pursue, in good faith, all actions necessary to curing the alleged default or breach.

                                   ARTICLE XIV
                                  CROSS DEFAULT

     14.1 Cross Default. Purchaser's obligations under the Note are hereby expressly made subject to and contingent upon the Seller's and Owner's performance of all the terms and conditions imposed upon Seller and Owner pursuant to this Contract. In the event either Seller or Owner fails to satisfy, in any material respect, any requirement or obligation imposed on either such party hereunder, after receipt of written notice to such effect from Purchaser, which shall include an opportunity to satisfy any such requirement or obligation (for a period not to exceed thirty (30) days), in Purchaser's subjective judgment, then Purchaser shall have no further liability for repayment of the debt (principal or interest) under the Note and Purchaser shall be entitled to the immediate return of the original Note from Seller or Owner. Moreover, Purchaser shall not be obligated to make a payment during the Seller's or Owner's cure period, referred to above. The cessation of the Purchaser's liability under the Note under the terms of this paragraph shall in no manner limit, alter, or otherwise compromise the remedies available to Purchaser either under this Article or by virtue of applicable law, nor shall such cessation otherwise affect the remaining rights and obligations of Purchaser and Seller/Owner. Moreover, the Note shall include a provision referencing this Article.

                                   ARTICLE XV
                                    BROKERAGE

15.1 Brokerage. Seller and Owner hereby represent and warrant to Purchaser that neither Seller nor Owner has dealt with any broker or finder with respect to the transaction contemplated hereby. Purchaser hereby represents and warrants to Seller and Owner that Purchaser has not dealt with any broker or finder with respect to the transaction contemplated hereby. Seller and Owner shall each indemnify, defend and hold Purchaser harmless from any claim for brokerage commission or finder's fee asserted by any broker or finder or any other person, firm or corporation claiming to have been engaged by either Seller or Owner. Purchaser hereby agrees to indemnify, defend and hold Seller and Owner harmless from any claim for brokerage commission or finder's fee asserted by any broker or finder or any other person, firm or corporation claiming to have been engaged by Purchaser. These indemnities of the parties shall survive the expiration of the term of this Contract.

                                   ARTICLE XVI
                           CASUALTY AND CONDEMNATION

     16.1 Casualty and Condemnation. If, after the Effective Date and prior to the Conveyance Date pertaining to any of the parcels comprising the Real Property, any portion of the Real Property is damaged by a natural disaster or other casualty or is taken by exercise of the power of eminent domain or any proceedings are threatened or instituted to effect such a taking, Seller or Owner shall immediately give Purchaser notice of such occurrence, and if in the sole but reasonable judgment of Purchaser such casualty or condemnation is material and would frustrate Purchaser's Contemplated Use of the affected portion of the Real Property or any other part thereof, Purchaser may, within fifteen (15) days after receipt of such notice elect either (i) to sever such affected parcel of Real Property from this Contract in which event Purchaser shall be entitled to Liquidated Damages, or (ii) to prospectively terminate the Contract in which event all obligations (on a going forward basis) shall cease and this Contract shall have no further force and effect, with respect to a parcel of Real Property not conveyed to Purchaser, but shall have continuing effect with respect to terms and provisions applicable to parcels previously acquired by Purchaser, including any Royalty Fee, Note payment and accrued Fixed Purchase Price obligations, as such pertains to such previously acquired parcel(s), or (iii) to close the transaction contemplated hereby as scheduled (except that if the Closing Date or the Conveyance Date pertaining to any parcel of Real Property is scheduled to occur sooner than fifteen (15) days following Purchaser's receipt of such notice, the Closing Date or the Conveyance Date shall be delayed until Purchaser makes such election), in which event Seller or Owner shall assign and/or pay to Purchaser at Closing (Conveyance Date) all insurance proceeds or condemnation awards or other damages collected or claimed with respect to such casualty or taking, or, if such sums are paid to a mortgagee, the Fixed Purchase Price shall be reduced by the amount so paid. In the case of a casualty loss, the Fixed Purchase Price shall be reduced by the amount of any deductible or co-insurance amount applicable to the unrestored loss.

                                  ARTICLE XVII
                                     CLOSING


     17.1 Closing. The sale of Development Rights contemplated hereby shall close at 10:00 A.M. (local time) on the Closing Date at the Purchaser's offices, or on such other date, place and/or time as the parties may mutually agree. In addition, the transfer of title to each of the individual parcels comprising the Real Property shall take place at Purchaser's office on separate dates to be mutually agreed upon among the parties hereto. The scheduled date of transfer of the separate parcels is sometimes referred to herein as the Conveyance Date, for each respective parcel. Notwithstanding the foregoing, the Conveyance Date of each Real Property parcel shall be on or about that date which is thirty-five

(35) days from Purchaser's notification by Seller of the receipt by Seller of all applicable Entitlements pertaining to each respective Real Property parcel, provided Purchaser is notified by Seller of the receipt of such Entitlements within a reasonable time after such receipt. The Entitlements must permit and provide for the development of each Real Property parcel in not less than five
(5)  phases  or   increments   of  forty  (40)   Units  in  each   phase.

     17.2 Seller's/Owner's Closing Documents. A. On the Conveyance Date of each parcel comprising part of the Real Property, Seller or Owner shall deliver to Purchaser the following Closing documents, all duly executed by the Seller or Owner, as applicable:

     17.2.1 Owner's special warranty grant deed in recordable form conveying to Purchaser good, marketable and indefeasible fee simple title to the respective parcel of the Real Property, subject only to the Permitted Exceptions.

     17.2.2 Owner's FIRPTA  Affidavit,  dated as of the Conveyance Date.

     17.2.3 The updated Title Commitment.

     17.2.4 An assignment and transfer of, and physical delivery to Purchaser of, all of the Entitlements, including but not limited to, all local, municipal, state, county and federal approvals and permits pertaining to the Property and development and building rights on the subject parcel of the Real Property.

     17.2.5 Documents evidencing the legal status, good standing and authority of Owner and such other documents, transfer tax returns (including certified checks for payment of same), instruments, affidavits, certifications and confirmations as may reasonably be required and designated by Purchaser, Purchaser's attorney or the Title Insurer to fully effect and consummate the transactions contemplated hereby, so long as they do not require Owner to expend any additional money not contemplated in this Contract.

     17.2.6 Final consent of the appropriate agency to the recordation of the Maps. All costs and expenses of recordation of the Maps shall be borne by Seller. B. On the Closing Date, Seller or Owner shall deliver to Purchaser the following closing documents, all duly executed by the Seller or Owner, as applicable:

     17.2.7 The Collateral.

     17.2.8. An estoppel certificate, signed by Lessor and Lessee, pertaining to the Lease, as defined in Article IV of this Contract. The estoppel certificate shall contain a provision to the affect that if, for any reason, Purchaser believes, in good faith, that the Collateral has, or is about to, experience a diminution of value, the Seller/Owner shall immediately substitute the Collateral with other assets of Seller/Owner having a value equal to or greater than the value of the Collateral at the time of the pledge thereof to Purchaser, or otherwise enhance the Collateral value to the extent necessary, in
Purchaser's judgment, to restore the total value of the assets pledged to Purchaser. Moreover, the signatories of the estoppel certificate shall agree therein to notify the Purchaser of any event, act, or omission which could or has caused or resulted in a diminution in the value of the Collateral. In addition, said certificate shall contain a provision prohibiting SRSC from incurring any further debt or other obligations which, in Purchaser's reasonable judgment, could impair or compromise SRSC's ability to make the required payments under the Lease, provided, however that the foregoing restriction shall not in any manner restrict SRSC from incurring further debt or other obligations which are permitted under its senior credit facility with BankBoston, N.A. dated as of November 12, 1997, as the same may be amended from time to time, or any superseding credit facility from an institutional lender.

     17.2.9 The Assignment of Development Rights, as described in Section 2.2 of this Contract, in form suitable for recording in each jurisdiction where a Seller Resort is located.

     17.2.10 An Assignment of Seller's interest in the Company.

     17.2.11 A Power of  Attorney  pursuant  to  Section  4.4 of this  Contract.

     17.2.12 The  original  Lease,  as amended,  or a  certified  copy  thereof.

     17.2.13 All other documents reasonably requested by Purchaser and/or Title Insurer in order to close on the acquisition of Development Rights, as contemplated herein.

     17.3 Approval of Closing Documents. All Closing documents to be furnished by Owner or Seller pursuant hereto shall be in form and substance reasonably satisfactory to Purchaser and Title Insurer. All closing documents to be furnished by Purchaser pursuant hereto shall be in form and substance reasonably satisfactory to Seller and Owner.

     17.4 Purchaser's Closing Documents. On the Conveyance Date of each parcel comprising part of the Real Property, Purchaser shall deliver to the Owner:

     17.4.1 Documents evidencing the legal status, standing and authority of Purchaser and such other documents, instruments, certifications and confirmation as may reasonably be required and designated by Owner, Owner's attorney, or the Title Insurer to fully effect and consummate the transactions contemplated hereby, so long as they do not require Purchaser to expend any additional money not contemplated in this Contract.

     17.4.2 The portion of the Purchase Price required at time of the transfer of title to the respective parcel pursuant to Article IV of this Contract.

                                  ARTICLE XVIII
                      CONTEMPLATED USE OF THE REAL PROPERTY
  18.1 Contemplated Use of the Real Property. The parties hereto acknowledge that Purchaser contemplates (i) developing and constructing a residential, condominium resort on each parcel identified in Exhibit A containing no less than two hundred (200) Units per parcel; (ii) submitting some or all of the Real Property to a vacation or interval ownership plan and (iii) selling interval Purchaser Timeshare Interests pursuant thereto. The size and configuration of the Units, including number of bedrooms and bathrooms, shall be left to Purchaser's sole discretion. Any use in this Contract of the phrases "Purchaser's Contemplated Use", "contemplated use of the Real Property," or words of similar meaning shall mean Purchaser's development, use and enjoyment of the Real Property as described in this Article.

                                   ARTICLE XIX
                                     NOTICES
19.1 Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally with a receipt requested therefor or by cable, telex or telephone facsimile or sent by a recognized overnight courier service or by United States registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth herein, and the same shall be effective (i) upon receipt or refusal if delivered personally or by cable, telex or by telephone facsimile, (ii) one business day after depositing with such an overnight courier service, or (iii) three business days after deposit in the mails if mailed. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith. All notices by cable, telex or telephone facsimile shall be subsequently confirmed by U.S.
certified or registered mail or by recognized overnight courier service.

           If to Purchaser:         Marriott Ownership Resorts, Inc.
                                    Attn:   David E. Holton
                                    Vice President - Development
                                    6649 Westwood Boulevard
                                    Suite 500
                                    Orlando, Florida, 32021
                                    FAX:  (407) 206-6030
           with a copy to:          Marriott Ownership Resorts, Inc.
                                    Attn:   Daniel B. Zanini
                                    14344 State Road 535
                                    Orlando, Florida 32821
                                    FAX:  (407) 206-6420

         If to Seller/Owner:        American Skiing Company
                                    P. O. Box 450
                                    Sunday River Road
                                    Bethel, Maine 04217
                                    Attn: Christopher E. Howard

         with a copy to:            Foster A. Stewart, Jr. Esq
                                    American Skiing Company
                                    8th Floor
                                    One Monument Square
                                    Portland, Maine 04101
                                    FAX: 207-791-1350

                                   ARTICLE XX
                    ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS

     20.1 Entire Agreement, Amendments and Waivers. This Contract contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

                                   ARTICLE XXI
                     NO THIRD PARTY BENEFITS AND ASSIGNMENT

     21.1 No Third Party Benefits. This Contract is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party other than a permitted assignee of Purchaser, Seller or Owner is contemplated to or shall have any rights hereunder. 21.2 Assignment. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties, which consent may be withheld in the sole and absolute discretion of other parties, provided, however, that Purchaser may assign its rights and obligations under this Contract to an Affiliate without Seller's or Owner's consent so long as Purchaser remains bound hereunder. Any sale or transfer of a controlling interest in any party hereto shall be deemed to be a prohibited assignment of such party's rights under this Contract.

                                  ARTICLE XXII
                                  INCOME TAXES

22.1 Federal Withholding. Pursuant to FIRPTA, and the regulations promulgated thereunder, Seller and Owner agree to deliver to Purchaser, at or prior to the Closing Date, and at or prior to each Conveyance Date, an affidavit executed by Seller and Owner, certifying that neither Seller nor Owner will be subject to federal withholding pursuant to this Contract.

     22.2 Disclosure to Taxing Authorities. Each of Seller, Owner and Purchaser agree to cooperate fully with the others in completing or filing any disclosure documents or in otherwise satisfying any disclosure requirements of the Internal Revenue Code and any state or local taxing authority.

                                  ARTICLE XXIII
                                EVENTS OF DEFAULT

     23.1 Events of Default. In addition to the default events described elsewhere herein, each of the following shall constitute an event of default to the extent permitted by applicable law: (a) the filing by a party hereunder of a voluntary petition under any bankruptcy, insolvency or similar law or a petition for reorganization under any bankruptcy, insolvency or similar law, the admission by a party hereunder that it is unable to pay its debts as they become due or the consent by a party hereunder to an involuntary petition under any bankruptcy, insolvency or similar law; (b) the failure to vacate, within ninety
(90) days from the date of entry thereof, any order approving an involuntary petition under any bankruptcy, insolvency or similar law by a party hereunder;
(c) the entering of an order, judgment, or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating any party hereto as bankrupt, insolvent or similar status or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such person's assets, and such order, judgment, or decree continuing unstayed and in effect for any period of ninety (90) days; (d) failure of any party hereto to make any payment required to be made pursuant to this Contract within thirty (30) days after notice that such payment has not been made; or (e) the material failure of a party hereunder to perform, keep or fulfill any of the other warranties, covenants, undertakings, obligations or standards set forth in this Contract, which failure shall continue for a period of thirty (30) days following notice thereof by a non-defaulting party (or such longer period of time as is necessary to cure such default if such failure is not susceptible to being cured within thirty (30) days and the defaulting party shall promptly after such notice diligently begin, prosecute, and complete curing such failure). Any non-defaulting party may (but shall not be obligated
to) cure any default hereunder by taking action on behalf of the defaulting party.

                                  ARTICLE XXIV
                                  MISCELLANEOUS

     24.1 Further Assurances. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing Date and the respective Conveyance Dates for each parcel of Real Property as shall be necessary or desirable to fully carry out the intentions set forth in this Contract and to fully consummate and effect the transactions contemplated hereby.

     24.2 Survival and Benefit. All representations, agreements, indemnification's and obligations of the parties shall survive the Closing Date and the respective Conveyance Dates for each parcel of Real Property and the same shall inure to the benefit of, and be binding upon, the respective permitted successors and assigns of the parties.

     24.3  Interpretation.

     24.3.1 The headings and captions herein are inserted for convenient reference only and the same shall not limit nor construe the paragraphs or sections to which they apply nor otherwise affect the interpretation hereof.

     24.3.2 The terms "hereby", "hereof", "hereto", "herein", "hereunder", and any similar terms shall refer to this Contract, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before the Effective Date.

     24.3.3 Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

     24.3.4 Words importing persons shall include firms, associations, partnerships (including limited partnerships), limited liability companies, trusts, corporations and other legal entities, including public bodies, as well as natural persons. No reference herein to Seller, Owner or Purchaser shall, in and of itself, be deemed to refer to its shareholders as such.

     24.3.5 The terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to".

     24.3.6 This Contract and any document or instrument executed pursuant hereto may be executed in any number of identical counterparts each of which shall be deemed an original, but all of which together shall collectively constitute one and the same instrument. In making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     24.3.7 Whenever the terms of this Contract describes the time for performance of a covenant or condition, all references herein to "days" shall mean calendar days.

     24.3.8 This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

     24.3.9 Neither Seller, Owner nor Purchaser shall avail itself of any remedy granted to it hereunder based upon an alleged default of another party hereunder unless and until written notice of the alleged default, in reasonable detail, has been delivered to a defaulting party by a non-defaulting party and the alleged default has not been cured on or before 5:00 p.m. (local time) on the tenth fifth (10th) day next following delivery of said notice of default, except as otherwise specifically set forth in this Contract.

     24.3.10 This Contract shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that Purchaser, Owner and Seller have each contributed substantially and materially to the preparation of this Contract.

     24.3.11 Any condition precedent imposed as a contingency under this Contract may be waived by the party entitled to satisfaction of the condition as a pre-requisite to that party's performance. Any condition precedent which remains unsatisfied upon the Closing Date and the Conveyance Dates for each of the respective parcels comprising the Real Property shall be deemed to be waived by the party entitled to satisfaction.

     24.4 Discrepancy in Descriptions. If prior or subsequent to the delivery of each Deed, it appears that the legal description of the subject parcel of the Real Property to be purchased does not include or correctly describe Owner's fee simple title therein or appurtenances thereto, the legal description of the respective parcel shall be modified to correctly describe the same at Purchaser's request.

     24.5 Publicity. All notices to third parties and all other publicity concerning the transaction contemplated hereby prior to the Closing Date and each respective Conveyance Date, including but not limited to press releases of any kind or nature, shall be jointly planned and coordinated by and among Purchaser, Owner and Seller. This requirement shall not apply, however, to any notice, document or information which any party hereto is required by law to provide or disclose. None of the parties shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld or delayed.

                                   ARTICLE XXV
                              OFFER AND ACCEPTANCE

     25.1 Offer and Acceptance. Delivery by Purchaser to Seller or Owner of a copy of this Contract executed by Purchaser shall constitute an offer by Purchaser to purchase the Development Rights and the Real Property upon the terms and conditions herein set forth and subject to the provisions herein contained, which offer shall be effective until the close of business five (5) business days after delivery of an executed copy of this Contract by Purchaser to Seller and Owner (unless otherwise previously revoked). If Seller and Owner fail to deliver a fully executed counterpart of this Contract to Purchaser prior to expiration of the offer period, then the offer shall automatically be revoked and rescinded in its entirety, and upon such revocation and rescission, the offer and this Contract shall have no further force or effect.

                                  ARTICLE XXVI
                             MEMORANDUM OF CONTRACT
26.1 Recordation of Memorandum of Contract. Seller, Owner and Purchaser agree to execute counterparts of memoranda of this Contract, in recordable form, and to do all that is necessary for the recordation of such memoranda with the appropriate office or department where Land Records are recorded for properties situated where the individual parcels comprising the Real Property are located.

                                  ARTICLE XXVII
                           RESTRICTIONS ON COMPETITION
27.1     Restrictions.

         A. Except as otherwise set forth in this Section, during the term of this Contract; (i) Seller shall not market, develop or sell any Purchaser Timeshare Interests without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole and absolute discretion; and (ii) Purchaser shall not market, develop or sell any Seller Timeshare Interests without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion.
         B. In the event that either Purchaser or Seller shall determine that it wishes to market, develop and/or sell Restricted Buffer Timeshare Interests, such party (the "Offering Party") shall provide written notification of such intent to the other party (the "Receiving Party"), which notification shall set forth in reasonable detail: (i) the length of the Timeshare Interests which the Offering Party wishes to develop, market and sell; (ii) the location, configuration and number of units of the project to be developed; and (iii) a preliminary or draft project proforma showing project cost estimates, sales estimates, marketing cost estimates and projections of profitability (the "Offer Notice"). Within thirty (30) days following receipt of the Offer Notice, the Receiving Party shall notify the Offering Party whether it wishes to pursue the project as a Joint Development Timeshare Interest. In the event that the parties agree to pursue the project as a Joint Development Timeshare Interest, they shall do so pursuant to a Joint Development Agreement whereby each party shares, on an equal basis, in all aspects of the Joint Development Timeshare Interest, including, without limitation, an allocable value of the development site (land and improvements), on a fair market value basis, profits, losses, expenses, capitalization and financial backing, sales and marketing, construction management and management following completion. If, on the other hand, the Receiving Party declines to pursue the project as a Joint Development Timeshare Interest, then neither party shall pursue or conclude the subject Restricted Buffer Timeshare Interest project.

     C. In the event that Seller shall determine that it wishes to market, develop and/or sell Conditional Buffer Timeshare Interests, Seller shall provide written notification of such intent to the Purchaser, which notification shall set forth in reasonable detail: (i) the length of the Timeshare Interests which Seller wishes to develop, market and sell; (ii) the location, configuration and number of units of the project to be developed; and (iii) a preliminary or draft proforma showing project cost estimates, sales estimates, marketing costs estimates and projections of profitability (the "Offer Notice"). Within thirty
(30) days following receipt of the Offer Notice, Purchaser shall notify Seller whether it wishes to pursue the project as a Joint Development Timeshare Interest. In the event that the parties agree to pursue the project as a Joint Development Timeshare Interest, they shall do so pursuant to a Joint Development Agreement whereby each party shares, on an equal basis, in all aspects of the Joint Development Timeshare Interest, including, without limitation, an allocable value of the development site (land and improvements), on a fair market value basis, profits, losses, expenses, capitalization and financial backing, sales and marketing, construction management and management following completion. If, on the other hand, the Purchaser declines to pursue the project as a Joint Development Timeshare Interest, then the Seller shall be permitted to pursue or conclude the subject Conditional Buffer Timeshare Interest project, without the participation of any third party primarily engaged in the lodging (including timeshare sales and development) industry, other than as provider of capital.

                                 ARTICLE XXVIII
                                FUTURE AMENDMENTS

28.1 Future Amendments. This Contract shall be amended from time to time in order to add to the definition of Real Property, as set forth in Exhibit B, any other parcel of Real Property (outside of the Initial Resorts) which Seller or Owner currently owns or which may be acquired by Seller or Owner at any time during the term of this Contract, from which a mutually agreed upon portion may be segregated and conveyed to Purchaser, for the purposes consistent with the Purchaser's Contemplated Use as defined herein. It is the understanding of the parties hereto that any such other Real Property parcel owned or operated by (by conveyance, stock transfer, asset purchase or any other means) Seller or Owner shall be subject to the terms and provisions hereof, including, without limitation, the exclusive right of the Purchaser to develop, market, sell and promote its product at an agreed upon parcel comprising part of any such property which may be rendered part of this Contract subsequent to the Effective Date.

IN WITNESS WHEREOF, this Contract has been executed and delivered by Seller, Owner and Purchaser on the respective dates set forth next to each of their signatures.





                                     SELLER:

                                  AMERICAN SKIING COMPANY
                                   a Maine corporation


                                   By: /s/ Christopher E. Howard -
                                        Senior Vice President

                                  Attest:  /s/  Foster A. Stewart, Jr.
                                           Vice President

                                   Dated:  July 22, 1998


                                       OWNER:
                                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC. a Maine corporation


                                   By: /s/ Christopher E. Howard
                                        Senior Vice President

                                   Attest:  /s/  Foster A. Stewart, Jr.
                                           Vice President

                                   Dated:  July 22, 1998


                                       PURCHASER:
                                        MARRIOTT OWNERSHIP RESORTS, INC.
                                           a Delaware corporation


                                         By:  /s/ Stephen P. Weisz
                                              President

                                         Attest:  /s/ Joseph Scallo
                                               Assistant Secretary

                                         Dated:  July 22, 1998

             LIST OF EXHIBITS TO PURCHASE AND DEVELOPMENT AGREEMENT

Exhibit A      Descriptions of the Real Property

Exhibit B      Definitions

Exhibit C      Assignment of Development Rights

Exhibit D      Form of Promissory Note

                                    EXHIBIT A

                            DESCRIPTIONS OF PROPERTY

                                   EXHIBIT A-1

                                 HEAVENLY VALLEY
                             LAKE TAHOE, CALIFORNIA

                                   EXHIBIT A-2

                                   THE CANYONS
                                 PARK CITY, UTAH

                                   EXHIBIT A-3

                                    STEAMBOAT
                           STEAMBOAT SPRINGS, COLORADO

                                   EXHIBIT A-4

                                   KILLINGTON
                               KILLINGTON, VERMONT

                                   EXHIBIT A-5

                                  SUNDAY RIVER
                                  BETHEL, MAINE

                                    EXHIBIT B

                                   DEFINITIONS

Affiliate means (i) any corporation or partnership that controls, is controlled by, or is under common control with, Purchaser, (ii) any corporation resulting from the merger or consolidation with Purchaser, (iii) any entity that acquires all of Purchaser's assets as a going concern, (iv) Marriott International, Inc. ("Marriott"), or any wholly-owned subsidiary thereof, (v) Host Marriott Corporation ("Host"), or a wholly-owned subsidiary thereof, and (vi) any corporation or partnership that is controlled by, or under common control with, Marriott or Host.

Canyons that parcel of Real Property located in Park City, Utah, more particularly identified on Exhibit A-2 to this Contract.

Closing means the conveyance and transfer of the Development Rights, including the right to purchase the Real Property pursuant to the Contract and the consummation of all the other transactions specified in the Contract to occur on the Closing Date.

Closing Date means that date on which the Closing occurs, which is anticipated to be on or about July 22, 1998, or such other date as may be agreed upon in writing by Seller and Purchaser.

Collateral has the meaning ascribed to it in Article IV of this Contract.

Combined Purchase Price has the meaning ascribed to it in Section 2.3 of this Contract.

Conditional Buffer Timeshare Interest means any Timeshare Interest at a Seller Resort not exceeding a twelve and one-half (12-1/2) week period of time and not less than a six and one-half (6-1/2) week period of time.

Contemplated Use means the use described in Article XVIII of the Contract.

Contract means the Purchase and Development Agreement between Seller, Owner and Purchaser to which this Exhibit is attached.

Conveyance Date means the date of the transfer of title to each of the respective parcels which comprise a part of the Real Property. While specific Conveyance Dates will be left to the mutual agreement of the parties hereto, it is generally intended that the Conveyance Date for each parcel shall be on or about 35 days from the date on which Purchaser has received notice from Seller or Owner that all Entitlements applicable to the parcel which is the subject of the notice have been received by the Seller or Owner; provided copies thereof are included with the notice to the Purchaser.

Development Rights means the rights, opportunities, entitlements, approvals, permits, licenses and authorizations hereby granted to Purchaser to do the following with respect to each parcel of Real Property described in Exhibit A of this Contract, as well as all other Real Property parcels referred to in the Contract and pursuant to the terms hereof (some of which are currently owned and operated by Seller and Owner while others are subject to future acquisition or operation by Seller or Owner or their respective designees): (i) to acquire each parcel in fee simple absolute (or in any other interest which Purchaser may elect) inclusive of all future Development Rights, mineral rights, entitlements, approvals, permits, licenses and all benefits arising therefrom on, beneath or above the surface of each such parcel of Real Property; (ii) to construct on each parcel of Real Property any improvements permitted by law, including but not limited to Units (as defined herein) together with any amenities, recreational facilities, commercial structures or other structures which Purchaser elects to construct; (iii) to operate, manage and maintain the parcels of Real Property and all improvements, amenities and facilities situated thereon; (iv) to market, sell, convey, transfer any interest in any parcel of Real Property in whole or in part which is owned or controlled by Purchaser; (v) to, upon acquisition of title by the Purchaser, pledge, hypothecate, enfeoff, mortgage or use as collateral any parcel of Real Property or interest therein in connection with any financing or borrowing which Purchaser seeks or solicits from any third party; and (vi) to perform any other action or course of conduct arising out of the Purchaser's right to acquire the Real Property as well as the actual acquisition of said Real Property. In addition, Development Rights shall also include all of the marketing, promotion, sales, access and similar opportunities afforded to Purchaser at all Seller Resorts as defined herein, as well as all future opportunities for same as contemplated hereby.

Effective Date means the date on which the last party to sign executes this Contract, and delivers same to the other party.

Entitlements  means  all  necessary  approvals,   consents,   filings,  permits,
certificates or similar items necessary for the development of each parcel comprising the Real Property, in a manner consistent with Purchaser's
Contemplated Use of the Real Property. The Entitlements hereunder must specifically permit and provide for the development of each parcel of Real Property in not less than five (5) phases or increments of forty (40) Units in each phase. Examples of such Entitlements include, without limitation, subdivision approval, plot plan approval, environmental clearances, site plan approval, Map filings, zoning approvals and related governmental authorizations. It shall be the obligation of the Seller and Owner to secure all necessary and applicable Entitlements pertaining to each parcel comprising the Real Property. Entitlements shall also specifically include providing any and all utilities to the boundary line of each respective parcel conveyed to Purchaser, including but not limited to gas, electricity, water, cable, and telephone. Purchaser retains the right, without any obligation whatsoever, to take measures necessary to secure the Entitlements in which case Seller/Owner will cooperate fully with Purchaser, including by signing all necessary documents.

Environmental Assessment has the meaning ascribed to it in Section 11.4.

Environmental Law means the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Federal Water Pollution Control Act of 1977, 33 U.S.C. ss.1251 et seq., as amended by the Water Quality Act of 1987; FIFRA; the National Environmental Policy Act of 1969, 42 U.S.C. ss.4321 et seq.; the Noise Control Act of 1972, 42 U.S.C. ss.4901 et seq.; the Occupational Safety and Health Act of 1970, 29 U.S.C. ss.651 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq.; CERCLA, as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. ss.11001, and the Radon Gas and Indoor Air Quality Research Act of 1986, 42 U.S.C. ss.4701; RCRA; TSCA; AEA; and NWPA, all as may be amended, with implementing regulations and guidelines. Environmental Laws shall also include all federal, state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws above or purport to regulate (now or in the future) Hazardous Materials.

FIRPTA has the meaning ascribed to it in Section 10.1.10 of this Contract.

Fixed Purchase Price has the meaning ascribed to it in Section 4.1 of this Contract.

Hazardous Materials means any substance, material, waste, gas or particulate matter, hazardous substance, pollutant or contamination, giving those terms the broadest meaning as accorded by statutes, regulations and/or court decisions in the jurisdiction in which the Property is located. Without limiting the generality of the foregoing, the definition of those terms shall include substances which are regulated under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq. ("CERCLA"); oil and petroleum products and by-products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel, urea formaldehyde foam insulation, and chlorofluorocarbons; pesticides regulated under the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. ss.136 et seq. ("FIFRA"); asbestos, polychlorinated biphenyl, and other substances regulated under the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq. ("TSCA"); chemicals subject to the Occupational Safety and Health Standards, Hazard Communication, 29 C.F.R. ss.1910.1200, as amended; source material, special nuclear by-product materials, and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act of 1954, as amended, 42 U.S.C. ss.2011 et seq. ("AEA"); or the Nuclear Waste Policy Act of 1982, as amended, 42 U.S.C. ss.10101 et seq. ("NWPA"); industrial process and pollution control wastes whether or not hazardous within the meaning of the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq. ("RCRA"); and any other hazardous substance, pollutant or contaminant that is regulated or becomes regulated under any other Environmental Laws.

Heavenly Valley means that parcel of Real Property located in Lake Tahoe, California more particularly identified on Exhibit A-1 to this Contract.

Immediately Available Funds means funds deposited to the transferee's account by federal funds wire transfer.

Initial Resorts means the five (5) properties owned by Owner from which the parcels identified in Exhibit A will be conveyed to Purchaser, to wit, Heavenly

Valley, The Canyons, Steamboat, Killington and Sunday River. Initial Resorts are distinguished from the other resort properties currently owned or operated by Owner or Seller or their affiliates as well as from future acquired properties which may be subject to this Contract at a later time; pursuant to and to the extent provided herein.

Joint Development Timeshare Interest means any Buffer Timeshare Interest which has been offered to Seller or Purchaser by the other party hereto pursuant to
Section 26.1 hereof and which Seller and Purchaser have agreed to pursue on a joint development basis pursuant to said Section.

Killington means that parcel of Real Property located in Killington, Vermont more particularly identified on Exhibit A-4 to this Contract.

Land Records means the records of the clerk of court of the County where each parcel of Real Property is located or other such official depository in which documentation of/and transfers, such as deeds and mortgages, are recorded to satisfy requirements of notice and applicable law.

Liquidated Damages means, with respect to each Real Property parcel, the sum of $3,600,000.00. In the event Purchaser shall select Liquidated Damages as a remedy, Purchaser's right to such Liquidated Damages shall only be exercised via a reduction in the Purchase Price.

Permitted Exceptions has the meaning ascribed to it in Section 7.1.

Purchaser means Marriott Ownership Resorts, Inc., a Delaware corporation.

     Purchaser Timeshare Interest means any Timeshare Interest at a Seller Resort not exceeding a two (2) week period of time.

Real Property means collectively, those parcels of real estate identified in Exhibit A of this Contract. Individual parcels comprising the Real Property are sometimes referred to as a "parcel comprising part of the Real Property" or a "Real Property parcel". Purchaser, Owner and Seller recognize and acknowledge that the parcels described in Exhibit A are inexact and may require additional refinement or adjustment (of their respective size, boundary lines, orientation and/or configuration) in order to render same adequate for development of Purchaser Timeshare Interests. However, in each case, the Real Property to be conveyed hereunder shall be adequate for the development, marketing and sales of Purchaser Timeshare Interests in no less than five (5) phases of forty (40) Units each. Purchaser, Owner and Seller agree to work together in a reasonable and cooperative manner to identify the parcels to be ultimately conveyed to Purchaser hereunder, which shall be reasonably acceptable to both Purchaser and Owner/Seller. The foregoing shall apply to initial site selection/refinement and any subsequent site selection/refinement provided for under this Agreement.

Release or Released means any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, presence, dumping, migration on or from the Property or adjacent property, or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

Restricted Buffer Timeshare Interest means any Timeshare Interest at a Seller Resort not exceeding a six and one-half (6-1/2) week period of time and not less than a two (2) week period of time.

Seller means American Skiing Company, a Maine corporation.

Seller Resorts means all parcels of real property currently or hereafter owned (including all properties in which Seller or Owner has a controlling interest by virtue of a conveyance, stock transfer, asset purchase or otherwise) by Seller or Owner or their affiliates, subsidiaries, parents or other related entities.

     Seller Timeshare Interest means any Timeshare Interest at a Seller Resort not less than a thirteen (13) week period of time.

Ski and Golf Package Agreement means that certain agreement entered into between the parties contemporaneously herewith which sets forth the terms and conditions pertaining to the sale and purchase of ski lift tickets and rounds of golf, as more particularly set forth therein.

Steamboat means that parcel of Real Property located in Steamboat Springs, Colorado more particularly identified on Exhibit A-3 to this Contract.

Sunday River means that parcel of Real Property located in Bethel, Maine more particularly identified on Exhibit A-5 to this Contract.

Survey has the meaning ascribed to it in Section 6.1.

Term means the period which this Contract shall remain in effect, including all renewal terms and extensions. The initial Term shall commence on the Effective Date and shall continue for a period of ten (10) years from the date of the issuance to the Purchaser of the first permit authorizing the start of construction of Units at a Real Property parcel acquired by the Purchaser. The initial Term shall automatically be extended, however, (i) to allow Purchaser to complete its sales and marketing activities (on an exclusive basis) at a particular Real Property site or sites, and (ii) if there remains, in Purchaser's inventory, not less than One Thousand (1,000) Purchaser Timeshare Interests at the Seller Resorts. If less than 1,000 Purchaser Timeshare Interests remain in Purchaser's inventory at Seller Resorts, then the exclusive right to market at Seller Resorts, as well as Purchaser's exclusive development rights as set forth in Section 5.2(3) shall be deemed to have expired (except at Seller Resorts where Purchaser continues to market its Timeshare Interest at said Seller Resort, which Purchaser may continue to do on an exclusive basis). When Purchaser's total Timeshare Interest inventory at Seller Resorts is reduced to less than 1,000 Timeshare Interests, its rights to market and develop, as set forth herein, shall continue, but on a non-exclusive basis, for a maximum period of five (5) years from the date when Purchaser's inventory was reduced to below 1,000 Timeshare Interests.

Timeshare Interest means any vacation ownership undivided fractional interest in a specific timeshare Unit, together with the right to use and occupy such a Unit for a fixed period of time, on a recurring basis (generally annually or every other year). In addition, such term shall include all ancillary marketing programs relating to the promotion and sale of such Interests. For purposes of this Contract, Timeshare Interests may not and shall not include any vacation ownership interest consisting of an undivided fractional interest equal to or less than one-half (1/2) of one week. Any Timeshare Interest consisting of a three (3) to twelve (12) week period (inclusive) may be developed pursuant to the terms and conditions set forth in Article XXVII of this Contract. Nothing contained herein shall restrict or limit either party's right to sell or convey multiple Timeshare Interests to the same purchaser. For example, Purchaser may sell more than two (2) consecutive one (1) week Timeshare Interests to the same Purchaser, provided Purchaser is not actively marketing and packaging interests of three (3) or more weeks as part of its sales and marketing program.

Title Commitment has the meaning ascribed to it in Section 7.1

Title Insurer means First American Title Insurance Company, or such other title insurance underwriter as may be approved in writing by Purchaser.

Title Policy has the meaning ascribed to it in section 7.2.

Unit means that certain portion of the improvements to be constructed on each parcel of the Real Property by Purchaser and designated as residential Units or apartments and included in a plan for the sale of Timeshare Interests therein pursuant to a vacation ownership or interval ownership plan or arrangement created and implemented by Purchaser.

                                    EXHIBIT C

                        ASSIGNMENT OF DEVELOPMENT RIGHTS

                             MEMORANDUM OF CONTRACT

         This Memorandum of Contract, dated as of July 22, 1998, is entered into by and among American Skiing Company, a Maine corporation ("ASC"), ________________, a _______________ corporation ("Owner") American Skiing
Company Resort Properties, Inc., a Maine corporation ("ASCRP" and, together with ASC and Owner, the "Grantors") and Marriott Ownership Resorts, Inc. ("Grantee") for the purpose of setting forth of record certain terms of the Purchase and Development Agreement dated July 22, 1998, among ASC, ASCRP and Grantee (the "Purchase Agreement").

         A._______Grantors'   Covenants:   Under  the  terms  of  the   Purchase
Agreement, the Grantors have conveyed to Grantee (and do hereby confirm the conveyance of) the following:

          (1) The exclusive right to market, promote, rent, exchange and sell Purchaser Timeshare Interests (as defined below) at the Seller Resorts (as defined below), including, without limitation, the real property described on Exhibit A hereto (the "Property"). This exclusive right is subject to the right of Grantors and their affiliates to market, promote and sell Seller Timeshare Interests (as defined below) and the rights of third parties to market, promote and sell Timeshare Interests at portions of the Property which Grantee has declined to acquire pursuant to Section A(4) hereof.

          (2) The right to acquire one (1) parcel of real estate for development and sale of Purchaser Timeshare Interests (in not less than 200 units per location, and developed in not less than five (5) phases of forty
         (40) Units each) at a to be agreed upon location within the Property (each such parcel is referred to herein as a "Development Parcel"), subject to payment of any purchase price required under the Purchase Agreement.

          (3) From the date hereof until a date which is not later than thirty-six (36) months after the issuance to Purchaser of the first building permit authorizing the start of construction of Units (as defined in the Purchase Agreement) at any Development Parcel purchased under the Purchase Agreement (the "Option Date"), Grantee shall have the exclusive right to acquire parcels of real property for development of Purchaser Timeshare Interests thereon at the Seller Resorts and the Property. Grantee shall execute and record a certificate certifying the Option Date promptly after the issuance of such permit.

          (4) From the Option Date through the remainder of the term of this Memorandum (as defined in Section D(2) hereof), should Grantors or either of them determine that they wish to make any of the Property available for development of Purchaser Timeshare Interests, then

         Grantee shall have the exclusive right for a period of thirty (30) days from receipt of notice of Grantors' intent to convey such parcel to either: (a) make a binding commitment to acquire such parcel at a purchase price established in accordance with the provisions of the Purchase Agreement, or (b) to decline to acquire such parcel, whereupon Grantors may sell such Property within 180 days of Grantee's response at a price equal to or greater than the price at which such parcel was offered to Grantee. Grantors may permit any purchaser of such a parcel to market, on a non-exclusive basis, such purchaser's timeshare product at Grantors' resort, subject to Grantee's right to market Purchaser Timeshare Interests at such resort.

     B. Release Mechanism: Grantors or either of them may release any portion of the Property from the covenants and effect of this Memorandum by recording a release sworn to and executed by a duly authorized officer of such entity, which release describes the portion of the Property to be so released and provides:

     (1) that such Property is being developed by Grantors or their  affiliates;
or

     (2) that such Property is being sold for use as a Seller Timeshare Interest, whole ownership condominium or single family residential use.

In any other circumstance, the Property (or any portion thereof) may only be released from the covenants and effect of this Memorandum prior to the end of its term by a release executed by Grantee, in form and substance reasonably acceptable to Grantee.

          C. _____ Definitions: The following terms used herein shall have the meanings ascribed to them below:

     (1) Timeshare Interest: means any vacation ownership undivided fractional interest in a specific timeshare unit, together with the right to use and occupy such unit for a fixed period of time, on a recurring basis (generally annually or every other year). In addition, such term shall include all ancillary marketing programs relating to the promotion and sale of such interests.

     (2) Seller Resorts: means all parcels of real property currently or hereafter owned by Grantors, their subsidiaries or affiliates.

     (3) Purchaser Timeshare Interest: means any Timeshare Interest at a Seller Resort not exceeding a two (2) week period of time.

     (4) Seller Timeshare Interest: means any Timeshare Interest at a Seller Resort not less than a thirteen (13) week period of time.

          D.   Miscellaneous:

          (1) The parties hereto agree that the provisions of Section A(2) of this Memorandum shall not restrict any portion of the Property which is used in or essential to the ski operations of the Grantors, and that a release properly executed pursuant to Section B hereof shall be conclusive notice to third parties that this Memorandum does not affect such Property.
          (2) The Purchase Agreement has a minimum term of ten (10) years from the issuance to the Grantee of the first building permit for any one Development Parcel, subject to extension in certain circumstances set forth in the Purchase Agreement. Grantors and Grantee agree that this Memorandum shall be of no further force and effect with respect to the Property on July 31, 2009 unless an extension, executed by all parties hereto, is recorded against the Property on or before July 31, 2009; provided, however, that Grantee may unilaterally extend the effect of this Memorandum for a single, five (5) year period by recording a notice of extension against the Property on or before July 31, 2009, which extension shall require only Grantee's signature. Grantee hereby covenants to provide prior notice to Grantor of its intent to file such an extension. If such an extension is recorded, this Memorandum shall continue in full force and effect as to any Property to which it then applies until July 31, 2014; provided that the recording of such notice of extension shall not, in and of itself, effect any change in the term of the Purchase Agreement, which document shall substantively control with respect to this and all other issues set forth in the Memorandum.
          (3) This Memorandum of Contract shall be construed in accordance with the laws of the state in which the Property is located.
          (4) This Memorandum of Contract is executed pursuant to the provisions contained in the Purchase Agreement and is not intended to, and does not, vary the terms and conditions of such Purchase Agreement.
          (5) This Memorandum of Contract shall be subordinate to the mortgage lien of Owner's senior lender, and Grantee hereby agrees to execute a subordination agreement in favor of such lender upon request.
          (6) The terms of Section A(1) hereof shall not restrict the ability of purchasers of Seller Timeshare Interests to rent or exchange any portion of those interests.

                                               AMERICAN SKIING COMPANY


                                              By:______________________________
                                                 Christopher E. Howard
                                                 Senior Vice President


                                                AMERICAN SKIING COMPANY
                                                RESORT PROPERTIES, INC.



                                                By:____________________________
                                                     Christopher E. Howard
                                                     Senior Vice President

                                                MARRIOTT OWNERSHIP RESORTS, INC.


                                                By:____________________________
                                                   Its:
                                                   Printed Name:

                                    EXHIBIT D

                             FORM OF PROMISSORY NOTE

$6,400,000.00                                               Date:  July 22, 1998

                              COMMERCIAL TERM NOTE

     PROMISE TO PAY: FOR VALUE RECEIVED, Marriott Ownership Resorts, Inc. ("Maker") promises to pay to the order of American Skiing Company Resort Properties, Inc. ("Holder") the principal amount of Six Million Four Hundred Thousand Dollars ($6,400,000.00) plus interest, costs and fees as described herein.

         FIXED INTEREST RATE: So long as there is no default under this Note, interest shall be calculated at the fixed rate of five and one- half percent (5.5%) per annum (the "Interest Rate"). Interest shall be computed on the basis of actual days elapsed over a 360-day year. In the event of any default under this Note, the Holder may, in its discretion, determine that all amounts owed to Holder shall subsequently bear interest at a rate equal to the Interest Rate plus four percent (4%) per annum.

         PAYMENT SCHEDULE: Maker shall pay the principal and interest according to the following schedule: (i) 4 installments of principal in the amount of $320,000.00 each, plus accrued interest, payable annually beginning on the first anniversary of the date of this Note, followed by, (ii) a single balloon payment on July 22, 2003 (the "Maturity Date") equal to all remaining principal balance of this Note, together with all accrued and unpaid interest and all fees and charges payable to the Holder hereunder. All payments will be made to Holder at the address designated by Holder in lawful currency of the United States of America. This Note may be prepaid without penalty in part or in full on or before the Maturity Date.

         PURCHASE AND DEVELOPMENT AGREEMENT: This Note is delivered pursuant to a Purchase and Development Agreement among Maker, Holder and American Skiing Company dated July 22, 1998 (the "Purchase and Development Agreement"). Holder acknowledges that Maker's obligations to make payments hereunder are subject to the provisions of Article XIV of the Purchase and Development Agreement. In the event of a conflict between the terms of the Purchase and Development Agreement and the terms of this Note, the terms of the Purchase and Development Agreement shall control, except with regard to the Events of Default set forth herein.

         EVENTS OF DEFAULT: The following shall be events of default under this Note (each referred to herein as a "Default"): (1) failure by Maker to make full and prompt payment when due, of any amount required to be paid to Holder hereunder, which failure continues for 180 days following receipt by Maker of notice of the first such failure, or continues for 90 days following receipt by Maker of notice of any subsequent failure; (2) the entry of a decree or order for relief with respect to the Maker in an involuntary case under the federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, trustee, custodian (or similar official) of or for the Maker, or ordering the winding-up or liquidation of its affairs which is not promptly contested and released or discharged within sixty (60) days; (3) the commencement by the Maker of a voluntary case under the federal bankruptcy law, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, trustee, custodian (or other similar official) of or for the Maker or for any substantial part of its property, or the making by Maker of any assignment for the benefit of creditors, or the insolvency or the failure of the Maker generally to pay its debts as such debts become due, or the taking of action by the Maker in furtherance of any of the foregoing.

         POWERS UPON DEFAULT: Upon the occurrence of any Default or at any time thereafter, Holder may, at its option, without notice or demand, in addition to any other right or remedy that Holder may have at law or in equity, declare all amounts owed under this Note to be immediately due and payable. The Maker waives the rights of demand, protest, notice of acceptance of this Note, notice of default or dishonor, presentment, notice of loans made, credit extended, collateral received or delivered or other action taken by the Holder hereunder and all other demands and notices of any description.

         HOLDER'S RIGHTS: The Holder shall not be deemed to have waived any of its rights under this Note or otherwise unless such waiver is in writing and signed by the Holder. Holder's failure to require strict performance of the terms, covenants and agreements of this Note, or any delay or omission on the part of the Holder in exercising any right, or any acceptance of partial or adequate payment or performance shall not waive, affect or diminish such right or Maker's duty of compliance and performance therewith. A waiver on any one occasion shall not be construed as a bar to or waiver of the same or any other right on the same or any future occasion. All rights and remedies of the Holder under this Note shall be cumulative and may be exercised singularly or concurrently. This Note may be negotiated, extended or renewed by the Holder without releasing the Maker.

         GOVERNING LAW; SEVERABILITY: This Note shall be construed in all respects in accordance with, and governed by, the internal laws of the State of Maine. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. This Note may not be altered or amended except by an agreement in writing signed by both Holder and Maker.

         NOTICES: All notices and other communications required or permitted under this Note shall be in writing and shall be personally delivered or given by registered or certified mail. Any such notice shall be deemed effective on the earlier of (a) the time when such notice is actually received or (b) the third day following its deposit in the United States mail, postage prepaid and addressed to the addresses of Maker and Holder set forth in the Purchase and Development Agreement.

         ASSIGNMENT; SUCCESSORS AND ASSIGNS: Neither party shall assign any of its rights or obligations under this Note without the other's prior written consent, which may be withheld in such other party's absolute discretion, provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder. This Note shall be binding upon and inure to the benefit of Maker, Holder and their respective permitted successors, assigns, trustees, receivers, administrators, personal representatives, legatees and devisees.

                                    MAKER:   MARRIOTT OWNERSHIP RESORTS, INC.



______________________                  By: ___________________________
                                            Name:
                                            Title: